Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-220885
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated June 18, 2018
Preliminary Prospectus Supplement
(To Prospectus dated October 10, 2017)
Enstar Group Limited
Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series D
We are offering depositary shares, each of which represents a 1/1,000th interest in a share of our % Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series D, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25.00 per depositary share) (a “Preference Share”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights).

•
We will pay dividends on the Preference Shares when, as and if declared by our board of directors or a duly authorized committee thereof. Any such dividends will be payable from the date of original issuance on a non-cumulative basis, quarterly in arrears on the day of , , and of each year, beginning on , 2018, at a rate equal to ___% of the liquidation preference per annum up to but excluding , 2028. Beginning on , 2028, any such dividends will be payable on a non-cumulative basis, only when, as and if declared by our board of directors or a duly authorized committee thereof, at a floating annual rate, which is reset quarterly, equal to three-month LIBOR (as defined herein) plus % of the liquidation preference per annum. See “Description of the Preference Shares—Dividends” and “Description of the Preference Shares—Determination of Floating Rate.”

•
So long as any Preference Shares remain outstanding, unless full dividends on all outstanding Preference Shares payable on a dividend payment date have been declared and paid or provided for, no dividend shall be paid or declared on our ordinary shares or any of our other securities ranking junior to the Preference Shares (other than a dividend payable solely in ordinary shares or in other junior shares) during the following dividend period.

•
We are not allowed to redeem the Preference Shares before , 2028 except in specified circumstances relating to certain corporate, regulatory, rating agency or tax events. On and after that date, the Preference Shares will be redeemable at our option in whole or in part, at a redemption price of $25,000 per Preference Share (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends. The depositary shares will be redeemed if and to the extent the related Preference Shares are redeemed by us. See “Description of the Preference Shares—Optional Redemption.”

•
Neither the depositary shares nor the Preference Shares represented thereby have a stated maturity, nor will they be subject to any sinking fund or mandatory redemption. The Preference Shares are not convertible into any other securities.

The Preference Shares will not have voting rights, except as set forth under “Description of the Preference Shares—Voting Rights.” A holder of depositary shares representing fractional interests in the Preference Shares will be entitled to direct the depositary how to vote in such circumstances. See “Description of the Depositary Shares—Voting Rights.”
There is currently no public market for the depositary shares or the Preference Shares represented thereby. We intend to apply to list the depositary shares representing the Preference Shares on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “ESGRP.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing the Preference Shares.

Investing in the depositary shares and the Preference Shares involves risks. You should carefully consider the discussion under “Risk Factors” beginning on page S-7 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus before you make your investment decision.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price (1)	$	$
Underwriting discounts and commissions (2)	$	$
Proceeds, before expenses, to us (3)	$	$

(1) The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be           , 2018.
(2) The underwriting discount is calculated using an average weighted sum of $ ___ per depositary share for retail orders ( depositary shares) and $ ___ per depositary share for institutional orders ( depositary shares). See “Underwriting (Conflicts of Interest)” for additional disclosure regarding the underwriting discount, commissions and estimated offering expenses.
(3) The proceeds per depositary share, before expenses, to us are calculated using an average weighted underwriting discount for retail and institutional orders.
The underwriters may also purchase from us up to an aggregate of additional depositary shares at the public offering price, less the underwriting discount payable by us, from time to time in whole or in part from the date of this prospectus supplement, provided that the delivery of such additional depositary shares against payment therefor may not occur after June 29, 2018.

The underwriters expect to deliver the depositary shares through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment in New York, New York on or about       , 2018.

_______________________________________________
Joint Bookrunners
Wells Fargo Securities            Morgan Stanley
J.P. Morgan          Barclays            HSBC

_______________________________________________

Prospectus Supplement dated         , 2018

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of the depositary shares or the Preference Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement or that the information contained or incorporated by reference in the accompanying prospectus is accurate as of any date other than the date on the front cover of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering, the depositary shares and the Preference Shares. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed to register the depositary shares and the Preference Shares with the Securities and Exchange Commission (the “SEC”). As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities. This prospectus supplement and the accompanying prospectus also incorporate by reference documents that are described under “Where You Can Find More Information.” If the description of this offering, the depositary shares or the Preference Shares varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
The terms “Enstar,” “we,” “us,” “our,” “the Company” or similar references refer to Enstar Group Limited and its subsidiaries, unless otherwise stated or the context otherwise requires. References to “$” and “dollars” are to United States dollars.
Before purchasing any depositary shares representing the Preference Shares, you should read both this prospectus supplement and the accompanying prospectus, together with the additional information about our Company to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority (“BMA”) for the issue and transfer of our shares, which includes the Preference Shares, to and between non-residents and residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes NASDAQ. In granting such consent, the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus supplement and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following:

•	risks associated with implementing our business strategies and initiatives;

•	the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;

•
risks relating to our acquisitions, including our ability to continue to grow, successfully price acquisitions, evaluate opportunities, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;

S-ii

•
risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade or withdrawal, and the cyclicality of demand and pricing in the insurance and reinsurance markets;

•	risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;

•
changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;

•
the risk that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•	risks that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;

•	risks relating to the availability and collectability of our reinsurance;

•	losses due to foreign currency exchange rate fluctuations;

•	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

•	emerging claim and coverage issues;

•	lengthy and unpredictable litigation affecting assessment of losses and/or coverage issues;

•	loss of key personnel;

•	the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;

•	our ability to comply with covenants in our debt agreements;

•	changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;

•	operational risks, including system, data security or human failures and external hazards;

•
risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;

•	our ability to implement our strategies relating to our active underwriting businesses;

•
risks relating to our investments in life settlements contracts, including that actual experience may differ from our assumptions regarding longevity, cost projections, and risk of non-payment from the insurance carrier;

•	risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;

•	tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;

•
changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;

•	changes in Bermuda law or regulation or the political stability of Bermuda; and

•	changes in accounting policies or practices.

S-iii

The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below and in the risk factors discussed in the documents incorporated herein by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in the depositary shares representing the Preference Shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated herein and therein by reference. See “Risk Factors.”
The Company
Enstar is a Bermuda-based holding company, formed in 2001. Enstar is a multi-faceted insurance group that offers innovative capital release solutions and specialty underwriting capabilities through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Our ordinary shares are listed on NASDAQ under the ticker symbol “ESGR.”
Our fundamental corporate objective is growing our net book value per share. We strive to achieve this primarily through growth in net earnings, which is in turn driven in large part by successfully completing new acquisitions, effectively managing companies and portfolios of business that we have acquired, and executing our active underwriting strategies.
Our core focus is acquiring and managing insurance and reinsurance business in run-off. Since formation, we have completed the acquisition of over 80 insurance and reinsurance companies and portfolios of business.
We also manage specialty active underwriting businesses: Atrium Underwriting Group Limited and its subsidiaries (“Atrium”) and StarStone Insurance Bermuda Limited and its subsidiaries (“StarStone”). Atrium manages and underwrites specialist insurance and reinsurance business for Lloyd’s Syndicate 609, and StarStone is an A.M. Best A- rated global specialty insurance group with multiple underwriting platforms.
Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645. We maintain a website at www.enstargroup.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Enstar Group Limited
Securities
          depositary shares (or if the underwriters exercise their option to purchase additional shares in full), each representing a 1/1,000th interest in a share of % Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series D, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25.00 per depositary share). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a Preference Share represented by such depositary share, to all the rights and preferences of the Preference Shares represented thereby (including any dividend, voting, redemption and liquidation rights). We may from time to time elect to issue additional depositary shares representing additional Preference Shares, and all the additional depositary shares would be deemed to form a single series with the depositary shares offered hereby.

Dividends
Holders of Preference Shares will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee thereof, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on the day of , , and of each year, commencing on , 2018, in an amount per share equal to % of the liquidation preference per annum (equivalent to $  ___ per Preference Share and $  ___ per depositary share for a full dividend period) up to but excluding , 2028. Commencing on , 2028, which is the commencement date of the ‘‘floating rate period,’’ dividends on the Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by our board of directors or a duly authorized committee thereof, at a floating annual rate equal to three-month LIBOR plus % of the liquidation preference per annum. The floating dividend rate will be reset quarterly. Dividends that are not declared will not accumulate and will not be payable. Assuming an initial issue date of , 2018, the dividend for the initial dividend period will be approximately $ per Preference Share (equivalent to $ per depositary share). See “Description of the Preference Shares—Dividends” and “Description of the Preference Shares—Determination of Floating Rate” in this prospectus supplement.

Dividend Payment Date
The  day of , , and of each year, commencing on , 2018. During the fixed rate period (as defined herein), if any dividend payment date falls on a day that is not a business day, the payment of such dividends will be made on the first business day following such dividend payment date. During the floating rate period, if any dividend payment date other than a redemption date falls on a day that is not a business day, the dividend payment date will be postponed to the next day that is a business day and, as a result, the corresponding dividend period will be extended. Dividends on the Preference Shares will not be mandatory.

Payment of Additional Amounts
Subject to certain limitations, we will pay additional amounts to holders of the Preference Shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any “relevant taxing jurisdiction” (as defined herein) on amounts we must pay with respect to the Preference Shares, so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amount we would otherwise be required to pay had no such withholding or deduction been required. See “Description of the Preference Shares—Payment of Additional Amounts” in this prospectus supplement.

Optional Redemption
The Preference Shares are redeemable at our option as follows:
• on and after , 2028, we will have the option to redeem the Preference Shares, in whole or from time to time in part, at a redemption price equal to $25,000 per Preference Share (equivalent to $25.00 per depositary share);

• we will have the option to redeem all (but not less than all) of the Preference Shares, at a redemption price equal to the greater of (i) $25,000 per share (equivalent to $25.00 per depositary share) or (ii) the sum of the present value of $25,000 per Preference Share (equivalent to $25.00 per depositary share) and the present value of all undeclared dividends for the dividend periods from the redemption date to and including the , 2028 dividend payment date, in each case, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus basis points, if we submit to our holders of ordinary shares a proposal for an amalgamation, consolidation, merger, scheme of arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving us that requires, or we submit any proposal for any other matter that (as a result of any change in Bermuda law after the date of this prospectus supplement, whether by enactment or official interpretation) requires, in either case, a vote of the holders of the Preference Shares at the time outstanding, voting as a single class (alone or with one or more other classes or series of preference shares); provided, that no redemption may occur prior to , 2028 unless (i) we have sufficient funds in order to meet the individual and group Enhanced Capital Requirements (as defined in the Bermuda capital adequacy regulations) under the BMA’s capital adequacy regulations (the “ECR”) and the BMA (or its successor, if any) approves of the redemption or (ii) we replace the capital represented by the Preference Shares with capital having equal or better treatment as the Preference Shares under the ECR (the conditions described in clauses (i) and (ii) above, the “Redemption Requirements”);

• we will have the option to redeem all (but not less than all) of the Preference Shares, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share), if as a result of a “change in tax law” (as defined herein) there is, in our reasonable determination, a substantial probability that we or any successor company would become obligated to pay any additional amounts on the next succeeding dividend payment date with respect to the Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”); provided that no redemption may occur prior to , 2028 unless one of the Redemption Requirements is met;

• we will have the option to redeem the Preference Shares, in whole or from time to time in part, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share), at any time within 90 days following the occurrence of the date on which we have reasonably determined a “capital disqualification event” (as defined herein) has occurred as a result of any amendment or proposed amendment to, or change or proposed change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Preference Shares or any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Preference Shares; provided that no redemption may occur prior to , 2028 unless one of the Redemption Requirements is met; and

• we will have the option to redeem all (but not less than all) of the Preference Shares, at a redemption price of $25,500 per share (equivalent to $25.50 per depositary share) within 90 days of the occurrence of a “rating agency event” (as defined herein); provided that no redemption may occur prior to , 2028 unless one of the Redemption Requirements is met.

Any such redemption will require us to provide not less than 30 days’ nor more than 60 days’ prior written notice. Upon any such redemption, the redemption price will also include declared and unpaid dividends, if any, without interest on such unpaid dividends.
Under Bermuda law, no redemption of the Preference Shares may be effected if, on the date that the redemption is to be effected, we have reasonable grounds for believing that: (i) we are, or after the redemption would be, unable to pay our liabilities as they become due; (ii) the realizable value of our assets would thereby be less than our liabilities; or (iii) we are or would after such redemption be in breach of our ECR or eligible capital requirements contained within the Insurance Act 1978 of Bermuda (the “Insurance Act”) and applicable rules and regulations thereunder as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation. See “Description of the Preference Shares—Optional Redemption” in this prospectus supplement.

Substitution or Variation
In lieu of redemption, upon or following a “tax event” or “capital disqualification event,” we may, without the consent of any holders of the Preference Shares vary the terms of, or exchange for new securities, the Preference Shares to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Preference Shares as a result of a change in tax law or to maintain compliance with certain capital adequacy regulations applicable to us, as the case may be. In either case, the terms of the varied securities or new securities, considered in the aggregate, cannot be less favorable to holders than the terms of the Preference Shares prior to being varied or exchanged, and no such variation of terms or securities in exchange shall change certain specified terms of the Preference Shares. See “Description of the Preference Shares—Substitution or Variation” in this prospectus supplement.

Ranking
The Preference Shares will:
• rank senior to our junior shares (as defined below);
• rank junior to our senior shares (as defined below);
• rank equally with our parity shares (as defined below);
• not represent any interest in any subsidiary of Enstar Group Limited; and
• be contractually subordinated in right of payment to all obligations of our subsidiaries including all existing and future policyholder obligations of our subsidiaries.
As used in this prospectus supplement, “junior shares” means shares of any class or series that ranks junior to the Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Enstar Group Limited. Junior shares include our ordinary shares, non-voting convertible ordinary shares (including Series C non-voting convertible ordinary shares and Series E non-voting convertible ordinary shares) and Series C Preferred Shares.
As used in this prospectus supplement, “senior shares” means shares of any class or series that ranks senior to the Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Enstar Group Limited. As of the date of this prospectus supplement, we have no senior shares outstanding.
As used in this prospectus supplement, “parity shares” means shares of any class or series that ranks equally with the Preference Shares as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Enstar Group Limited. As of the date of this prospectus supplement, we have no parity shares outstanding.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Enstar Group Limited, holders of the Preference Shares are entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of our ordinary shares or other junior shares, a liquidating distribution in the amount of $25,000 per Preference Share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to the date fixed for distribution, without interest on such unpaid dividends. Distributions will be made pro rata in accordance with the respective aggregate liquidation preferences of the Preference Shares and any parity shares and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Preference Shares—Liquidation Rights” in this prospectus supplement.

Voting Rights
Holders of the Preference Shares will have no voting rights, except with respect to certain fundamental changes in the terms of the Preference Shares and in the case of certain dividend non-payments or as otherwise required by Bermuda law or our bye-laws. See “Description of the Preference Shares—Voting Rights” in this prospectus supplement.

Maturity
Neither the depositary shares nor the Preference Shares represented thereby have any maturity date. The Preference Shares will not be subject to any sinking fund or other obligation of ours to redeem, purchase or retire the Preference Shares. Accordingly, the Preference Shares and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem them at our option, as described above.

Listing	We intend to apply to have the depositary shares representing the Preference Shares approved for listing on NASDAQ under the symbol “ESGRP.”
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $____ (or $ if the underwriters exercise their option to purchase additional shares in full and allocate all of such additional shares to retail investors), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these net proceeds to repay a portion of amounts outstanding under our revolving credit facility and our term loan facility. We intend to use any remaining net proceeds from this offering for general corporate purposes, including, but not limited to, funding for acquisitions, working capital and other business opportunities.
An affiliate of Barclays Capital Inc. is a lender under our revolving credit facility, and an affiliate of Wells Fargo Securities, LLC is the lender under our term loan facility. Accordingly, affiliates of these underwriters will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)”.

Form of Depositary Shares
The depositary shares representing the Preference Shares will be represented by one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that holders will not receive a certificate for their depositary shares representing the Preference Shares and the depositary shares representing the Preference Shares will not be registered in their names. Ownership interests in the depositary shares representing the Preference Shares will be shown on, and transfers of the depositary shares representing the Preference Shares will be effected only through, records maintained by participants in DTC. DTC and the dividend disbursing agent for the depositary shares representing the Preference Shares will be responsible for dividend payments to you.

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC
Dividend Disbursing Agent and Redemption Agent	American Stock Transfer & Trust Company, LLC
Depositary	American Stock Transfer & Trust Company, LLC

Risk Factors	Investing in the depositary shares representing the Preference Shares involves risks that are described or referred to under “Risk Factors” beginning on page S-7 of this prospectus supplement.
Conflicts of Interest
An affiliate of Barclays Capital Inc. is a lender under our revolving credit facility, and an affiliate of Wells Fargo Securities, LLC is the lender under our term loan facility. Accordingly, affiliates of these underwriters will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities.
As a result of the repayment of borrowings under these facilities, these underwriters (together with their affiliates and associated persons) may receive 5% or more of the net proceeds from this offering, not including underwriting compensation, and would thereby be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Therefore, this offering is being conducted pursuant to the requirements of that rule. J.P. Morgan Securities LLC has agreed to act as qualified independent underwriter for this offering. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

RISK FACTORS
Investing in the depositary shares representing the Preference Shares involves risks. Before investing in such securities, you should carefully consider the risks described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, results of operations or financial condition could be materially adversely affected by any of these risks.
This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” above and in the accompanying prospectus.
Risk Related to Our Business
For a discussion of risks related to our business and operations, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. See “Where You Can Find More Information” in this prospectus supplement.
Risk Related to this Offering, the Depositary Shares and the Preference Shares
You are making an investment decision with regard to the depositary shares as well as the Preference Shares.
We are issuing fractional interests in Preference Shares in the form of depositary shares. Accordingly, the depositary will rely on the dividends and other distributions it receives on the Preference Shares to fund all payments on the depositary shares represented thereby. You should carefully review the information describing both of these securities under the sections entitled “Description of the Preference Shares” and “Description of the Depositary Shares” in this prospectus supplement.
Dividends on the Preference Shares are non-cumulative.
Dividends on the Preference Shares are non-cumulative and payable only out of available funds under Bermuda law. If our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Preference Shares and, in turn, the depositary shares would not be entitled to receive any such dividend, and such unpaid dividend will not accrue and will not be payable. We will have no obligation to pay dividends for a dividend period on or after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preference Shares or any other preference shares and/or ordinary shares.
Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.
We are a holding company and conduct substantially all of our operations through subsidiaries. Our only significant assets are the capital stock of our subsidiaries. Because substantially all of our operations are conducted through our insurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to meet our ongoing cash requirements, including any debt service payments or other expenses, and pay dividends to our shareholders (including holders of the Preference Shares and, in turn, the depositary shares), is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of distributions or loans. The depositary shares and the Preference Shares are exclusively Enstar Group Limited’s obligations, and are not guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the depositary shares or the Preference Shares or to make any funds available for payment of such amounts, whether by dividends, loans or other payments. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions, and, as a result, adversely affect our overall liquidity. See “Description of the Preference Shares—Certain Bermuda Restrictions on Payment of Dividends.” The ability of all of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations and the terms of our bank loans and our subsidiaries’ bank loans.
The Preference Shares are subordinate to our existing and future indebtedness.
The Preference Shares are equity interests and do not constitute indebtedness. As such, the Preference Shares will rank junior to all of our indebtedness and other non-equity claims with respect to assets available to satisfy our claims, including in our liquidation. As of March 31, 2018, our total debt obligations were $860.5 million. We may incur additional debt in the future. Our future indebtedness may restrict payments of dividends on the Preference Shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Preference Shares, (i) dividends are payable only if declared by our board of directors (or a duly authorized committee of the board) and (ii) as described above, we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.
The Preference Shares will also be contractually subordinated in right of payment to all obligations of our subsidiaries including all existing and future policyholder obligations of our subsidiaries. Additionally, the Preference Shares do not represent an interest in any of our subsidiaries, and accordingly, are structurally subordinated to all obligations of our subsidiaries. As of March 31, 2018, the total liabilities of our subsidiaries were approximately $11,157.8 million. In addition, as of March 31, 2018, certain of our subsidiaries guaranteed $512.9 million of Enstar Group Limited debt.
Distributions on the depositary shares representing the Preference Shares are subject to distributions on the Preference Shares.
As described in this prospectus supplement, the depositary shares represent fractional interests in the Preference Shares. The depositary will rely solely on the dividend payments and other distributions on the Preference Shares it receives from us to fund all payments on the depositary shares represented thereby. Dividends on the Preference Shares will be non-cumulative and payable only when, as and if declared by our board of directors (or duly authorized committee thereof). If our board of directors (or such committee) does not declare a dividend on the Preference Shares for any period, holders of the depositary shares representing the Preference Shares will have no right to receive a dividend for that period.
Your interests in the Preference Shares could be diluted by the issuance of additional preference shares, including additional Series D Preference Shares, and by other transactions.
The issuance of additional preference shares on par with or senior to the Preference Shares would dilute the interests of the holders of the Preference Shares, and any issuance of preference shares senior to the Preference Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Preference Shares in the event of a liquidation, dissolution or winding-up of Enstar.
Under certain limited circumstances, the terms of the Preference Shares may change without your consent or approval.
Under the terms of the Preference Shares, at any time following a tax event or at any time following a capital disqualification event, we may, without the consent of any holders of the Preference Shares, vary the terms of the Preference Shares such that they remain securities, or exchange the Preference Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts with respect to the Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Enstar Group or any member thereof, where subdivided into tiers, qualify as Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority) which would include, without limitation, the ECR. However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Preference Shares than the terms of the Preference Shares prior to being varied or exchanged. See “Description of the Preference Shares—Substitution or Variation” in this prospectus supplement.

The voting rights of holders of the Preference Shares and, in turn, the depositary shares representing the Preference Shares will be limited, and there are provisions in our bye-laws that may further reduce such voting rights.
Holders of the Preference Shares and, in turn, the depositary shares representing the Preference Shares will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can vote only whole shares of Preference Shares. The limited voting rights of holders of the Preference Shares include the right to vote as a class on certain matters described under “Description of the Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. In addition, if dividends on the Preference Shares have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Preference Shares and, in turn, the depositary shares, together with holders of any other series of our preference shares ranking equal with the Preference Shares with similar voting rights, will be entitled to vote for the election of two additional directors to our board of directors subject to the terms and to the limited extent described under “Description of the Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. The holders shall be divested of the foregoing voting rights if and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside).
Furthermore, pursuant to our bye-laws, the voting rights exercisable by holders of the Preference Shares may be limited so that certain persons or groups are not deemed to hold 9.5% or more of the voting power conferred by our issued shares. Under these provisions, some shareholders may have their voting rights limited to less than one vote per share. In addition, our board of directors may limit a shareholder’s exercise of voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.
We also have the authority under our bye-laws to reasonably request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our reasonable discretion, eliminate the shareholder’s voting rights.
In addition, holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can vote only whole Preference Shares. While the depositary will vote the maximum number of whole Preference Shares in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. See “Description of the Depositary Shares—Voting Rights” in this prospectus supplement.
There are no voting rights for the holders of the depositary shares representing the Preference Shares with respect to our issuance of additional securities that rank equally with the Preference Shares.
We may issue securities that rank equally with the Preference Shares without the vote of the holders of the Preference Shares represented by depositary shares. See “Description of the Preference Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. The issuance of securities ranking equally with the Preference Shares may reduce the amount available for dividends and the amount recoverable by holders of the depositary shares representing the Preference Shares in the event of our liquidation, dissolution or winding-up.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares representing the Preference Shares.
There can be no assurance about the market prices for the depositary shares representing the Preference Shares. Several factors, many of which are beyond our control, will influence the market value of the depositary shares representing the Preference Shares. Factors that might influence the market value of the depositary shares representing the Preference Shares include, but are not limited to:

•	whether dividends have been declared and are likely to be declared on the Preference Shares from time to time;

•	our financial condition, performance and prospects;

•	whether the ratings on the Preference Shares provided by any ratings agency have changed;

•	our credit ratings or the ratings of our insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;

•	the amount of total indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.
If you purchase depositary shares representing the Preference Shares, whether in this offering or in the secondary market, the depositary shares representing the Preference Shares may subsequently trade at a discount to the price that you paid for them.
The Preference Shares ratings may be downgraded.
We intend to obtain a rating for the Preference Shares. However, if any ratings are assigned to the Preference Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the depositary shares. A rating is not a recommendation to purchase, sell or hold any particular security, including the Preference Shares and, in turn, the depositary shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Preference Shares may not reflect all risks related to us and our business, or the structure or market value of the Preference Shares or the depositary shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the depositary shares.
Market interest rates may adversely affect the value of the depositary shares representing the Preference Shares.
One of the factors that will influence the price of the depositary shares representing the Preference Shares will be the current dividend yield on the Preference Shares (as a percentage of the price of the depositary shares representing the Preference Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our depositary shares representing the Preference Shares to seek a higher dividend yield, which could cause the market price of our depositary shares representing the Preference Shares to decrease. Higher interest rates would also likely increase our borrowing costs and potentially decrease funds available to pay dividends on the Preference Shares, which may also cause the market price of our depositary shares representing the Preference Shares to decrease.
An active trading market for the depositary shares representing the Preference Shares does not exist and may not develop, and we have no obligation to maintain any listing of the depositary shares.
The Preference Shares and the depositary shares representing the Preference Shares are a new issue with no established trading market. Although we intend to apply to have the depositary shares representing the Preference Shares approved for listing on NASDAQ, such depositary shares may not be approved for listing and, even if listed, there may be little or no secondary market for such depositary shares. Even if a secondary market for the depositary shares representing the Preference Shares develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. The difference between bid and ask prices in any secondary market could be substantial. As a result, holders of the depositary shares representing the Preference Shares (which do not have a maturity date) may be required to bear the financial risks of an investment in the depositary shares representing the Preference Shares for an indefinite period of time. We do not expect that there will be any separate public trading market for the Preference Shares except as represented by the depositary shares.
In addition, we undertake no obligation, and expressly disclaim any obligation, to maintain the listing of the depositary shares representing the Preference Shares on NASDAQ or any other stock exchange. If we elect to discontinue the listing at any time or the depositary shares representing the Preference Shares otherwise are not listed on an applicable stock exchange, the dividends paid after the delisting would not constitute qualified dividend income for U.S. federal income tax purposes. This is because dividends paid by a Bermuda corporation are qualified dividend income only if the stock with respect to which the dividends are paid is readily tradeable on an established securities market in the United States.

A classification of the depositary shares representing the Preference Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the Preference Shares.
The National Association of Insurance Commissioners, or the “NAIC”, may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the depositary shares representing the Preference Shares may be classified by the NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk-based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the depositary shares representing the Preference Shares as common equity may adversely affect U.S. insurance companies that hold depositary shares representing the Preference Shares. In addition, a determination by the NAIC to classify the depositary shares representing the Preference Shares as common equity may adversely impact the trading of the depositary shares representing the Preference Shares in the secondary market.
The Preference Shares are subject to our rights of redemption.
The Preference Shares are redeemable at our option on or after , 2028, or under certain circumstances before such date, at the prices set forth under “Description of the Preference Shares—Optional Redemption.” Whenever we redeem Preference Shares held by the depositary, the depositary will, as of the same redemption date, redeem the number of depositary shares representing Preference Shares so redeemed. See “Description of the Depositary Shares—Redemption of Depositary Shares” in this prospectus supplement. We have no obligation to redeem or repurchase the Preference Shares under any circumstances. If the Preference Shares are redeemed by us, you may not be able to reinvest the redemption proceeds in a comparable security at a similar return on your investment.
Changes in banks' interbank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the depositary shares and the Preference Shares.
LIBOR and other indices which are deemed “benchmarks” are the subject of recent regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the U.K. and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Bankers' Association (the “BBA”) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.
At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities the interest or dividend on which is determined by reference to LIBOR, such as the Preference Shares (for which the floating rate period commences on , 2028).
To the extent that the three-month LIBOR rate is discontinued or is no longer quoted, the applicable base rate used to calculate the dividend rate on the Preference Shares beginning on , 2028 will be determined using the alternative methods described in “Description of the Preference Shares—Determination of Floating Rate.” Any of these alternative methods may result in dividend rates that are lower than or that do not otherwise correlate over time with the dividend rates that would have been applicable if the three-month LIBOR rate was available in its current form. Such alternative methods may include determinations and adjustments made by the calculation agent in consultation with us. Our interests and the interests of any calculation agent appointed by us and making the foregoing determinations or adjustments may be adverse to your interests as a holder of depositary shares representing Preference Shares, and any of the foregoing determinations, adjustments or actions by such calculation agent could result in adverse consequences to the applicable dividend rate on the Preference Shares, which could have adverse effects on the returns on, value of and market for the Preference Shares and the depositary shares representing Preference Shares.

If the calculation agent determines that LIBOR has been discontinued, but for any reason an Alternative Rate (as defined herein) has not been determined, three-month LIBOR will be equal to the last available three-month LIBOR. In the event market dividend rates rise thereafter, the Preference Shares would bear a fixed dividend rate and could decline in value because the premium, if any, over market dividend rates will decline.
More generally, any of the above changes or any other consequential changes to LIBOR or any other benchmark as a result of international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a benchmark, such as the Preference Shares.
The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.
In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels, fluctuations and trends, and in particular, levels, fluctuations and trends not beginning until , 2028 (when the floating dividend rate on the Preference Shares goes into effect). Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease during the life of the Preference Shares, and you should not take the historical levels of three-month LIBOR rate as an indication of its future performance.
The regulatory capital treatment of the Preference Shares may not be what we anticipate.
The Preference Shares are intended to constitute Tier 2 capital in accordance with the Insurance (Group Supervision) Rules 2011. In order for the Preference Shares to qualify as Tier 2 capital, the terms of the Preference Shares should reflect the criteria contained in the Insurance (Group Supervision) Rules 2011 and any amendments thereto. No assurance can be made that the BMA will deem that the Preference Shares constitute Tier 2 capital under the Insurance (Group Supervision) Rules 2011.
Management will have broad discretion to use the proceeds from this offering, and may not use them successfully.
After the repayment of amounts outstanding under our revolving credit facility and term loan facility, we intend to use any remaining net proceeds from this offering for general corporate purposes, which may include funding for acquisitions, working capital and other business opportunities. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested or used in a way that does not yield a favorable, or any, return for the Company.
You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
We are a Bermuda exempted company. In addition, some of our directors and some of the named experts referred to in this prospectus supplement and the accompanying prospectus are not residents of the United States, and a substantial portion of our assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.
Risks Related to Taxation
U.S. persons who own the Preference Shares or ordinary shares might become subject to adverse U.S. tax consequences as a result of “related person insurance income” of our non-U.S. insurance company subsidiaries.
For any of our wholly-owned non-U.S. insurance company subsidiaries, if (i) U.S. persons are treated as owning 25% or more of our shares, (ii) the related person insurance income (“RPII”) of that subsidiary were to equal or exceed 20% of its gross insurance income in any taxable year, and (iii) direct or indirect insureds of that subsidiary (and persons related to such insureds) own (or are treated as owning) 20% or more of the voting power or value of our shares, then a U.S. person who owns our shares directly, or indirectly through non-U.S. entities, on the last day of the taxable year would be required to include in income for U.S. federal income tax purposes that person's pro rata share of the RPII of such a non-U.S. insurance company for the entire taxable year, whether or not any such amounts are actually distributed. (In the case of any of our partially-owned non-U.S. insurance company subsidiaries, the RPII provisions apply similarly, except that the percentage share ownership thresholds described in the preceding sentence are measured in terms of indirect ownership of the subsidiary’s shares rather than in terms of ownership of our shares.)
As discussed further below in “Material Tax Considerations—Taxation of Shareholders—United States Taxation—RPII Rules”, we and our subsidiaries expect that we will not exceed the foregoing thresholds for application of the RPII rules. However, there can be no assurance that this will always be the case. Accordingly, there can be no assurance that U.S. persons who own our ordinary shares or Preference Shares will not be required to recognize gross income inclusions attributable to RPII.
If you own, at any time, directly or by attribution, 10% or more of the combined voting power or value of our outstanding shares (including Preference Shares and ordinary shares), you will be subject to significant adverse U.S. federal income tax consequences.
A U.S. shareholder that, at any time, owns, directly, indirectly or constructively, 10% or more of the combined voting power of our shares or 10% or more of the total value of all classes of our shares outstanding (a “United States Shareholder”) will be subject to a variety of significant adverse U.S. federal income tax consequences. In particular, such United States Shareholder will be required to include in income on a current basis (and without regard to whether such income is distributed) the United States Shareholder’s pro rata share of the insurance income and certain other types of passive income earned by our non-U.S. subsidiaries under the “subpart F” rules of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, such United States Shareholder will be required to include other income earned by our non-U.S. subsidiaries in the United States Shareholder’s determination of its inclusions under the “Global Intangible Low-Taxed Income” provisions of the Code.
Finally, please note that upon a nonpayment event (as defined in “Description of the Preference Shares—Voting Rights” in this prospectus supplement), holders of depositary shares representing Preference Shares will have the right to vote together as a single class with holders of any and all other series of our voting preference shares then outstanding to elect two directors to our board of directors. Accordingly, a U.S. person that otherwise did not hold more than 10% of the combined voting power of our shares may hold more than 10% of the combined voting power of our shares and therefore become a United States Shareholder that is subject to the significant adverse tax consequences described above as a result of its increased voting power.
There is substantial uncertainty as to the application of each of the foregoing rules as well as the determination of any relevant calculations in applying the foregoing rules. U.S. persons are strongly advised to avoid acquiring, directly, indirectly or constructively, more than 10% of the combined voting power of our shares or 10% or more of the total value of all classes of our shares outstanding. All U.S. persons are strongly advised to consult their own tax advisors about the potential application of these rules to an investment in the Preference Shares.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the depositary shares representing the Preference Shares will be approximately $          , after deducting the underwriting discount and estimated offering expenses payable by us (or $ if the underwriters exercise their option to purchase additional shares in full and allocate all of such additional shares to retail investors). We intend to use these net proceeds to repay a portion of amounts outstanding under our revolving credit facility and our term loan facility. We intend to use any remaining net proceeds from this offering for general corporate purposes, including, but not limited to, funding for acquisitions, working capital and other business opportunities. We may temporarily invest funds that are not immediately needed for these purposes in cash and investments.
Our revolving credit facility matures on September 16, 2019. The individual outstanding loans under our revolving credit facility are floating rate loans with an interest rate of LIBOR plus an applicable margin and utilization fee. As of June 14, 2018, the weighted average interest rate applicable to borrowings under our revolving credit facility was approximately 4.45% per annum (including the utilization fee). Borrowings under our revolving credit facility that are repaid with net proceeds from this offering may be reborrowed, subject to customary conditions.
Our term loan facility matures on November 18, 2019 and is a floating rate loan with an interest rate of either (i) a base rate plus an applicable margin or (ii) LIBOR plus an applicable margin. As of June 14, 2018, the interest rate applicable to borrowings under our term loan facility was approximately 4.08% per annum. Borrowings under our term loan facility that are repaid with net proceeds from this offering may not be reborrowed.
An affiliate of Barclays Capital Inc. is a lender under our revolving credit facility, and an affiliate of Wells Fargo Securities, LLC is the lender under our term loan facility. Accordingly, affiliates of these underwriters will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities. See “Underwriting (Conflicts of Interest).”

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth our historical ratio of earnings to fixed charges and preferred dividends for the periods indicated.

		Fiscal Year Ended December 31,
	Quarter ended March 31, 2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges and preferred dividends (1)	(2)	10.3x	13.0x	11.2x	13.9x	17.3x
Pro forma ratio of earnings to fixed charges and preferred dividends (3)
_______________
(1) Data from certain prior years has been reclassified to reflect the results of Pavonia Holdings (US) Inc. as discontinued operations. See “Note 5—Divestitures, Held-for-Sale Businesses and Discontinuing Operations” in the notes to our consolidated financial statements included within Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017 incorporated by reference into this prospectus supplement.
(2) Ratio coverage is less than 1:1. For the quarter ended March 31, 2018, additional earnings of $41.6 million would have been required to achieve a ratio of 1:1.
(3) Sets forth the ratio of earnings to fixed charges and preferred dividends on a pro forma basis to reflect the issuance of the depositary shares representing the Preference Shares and the application of net proceeds therefrom as set forth in “Use of Proceeds.”

CAPITALIZATION
The following table shows our capitalization on an actual and as adjusted basis, giving effect to the issuance of the depositary shares representing the Preference Shares and the application of the net proceeds therefrom, as of March 31, 2018, assuming no exercise of the underwriters’ option to purchase additional shares. See “Use of Proceeds.” This table should be read in conjunction with “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and incorporated by reference into this prospectus supplement.

	As of March 31, 2018
	Actual	As Adjusted
	(In thousands, except share data)
Debt obligations
Loans payable	$512,871
4.5% Senior Notes due 2022(1)	347,636
Total debt obligations	860,507

Shareholders’ equity
Share capital authorized, issued and fully paid, par value $1 each (authorized: 156,000,000):
Ordinary shares (issued and outstanding: 16,412,892)	16,413
Non-voting convertible ordinary shares:
Series C (issued and outstanding: 2,599,672)	2,600
Series E (issued and outstanding: 404,771)	405
Series C Preferred Shares (issued: 388,571)	389
Preference Shares offered hereby ( issued and outstanding, as adjusted)	—
Treasury shares at cost (Series C Preferred Shares: 388,571)	(421,559)
Additional paid-in capital	1,400,624
Accumulated other comprehensive income	11,403
Retained earnings	2,089,760
Total Enstar Group Limited Shareholders’ Equity	3,100,035
Noncontrolling interest	9,276
Total Shareholders’ Equity	3,109,311

Total Capitalization	$3,969,818

(1)	Reflects the amount set forth on the Company’s consolidated balance sheet. The outstanding principal amount as of March 31, 2018 is $350 million.

SELECTED FINANCIAL DATA
The following provides selected historical financial data as of and for the periods indicated. We derived the selected historical financial information as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 from our audited consolidated historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”), which is incorporated by reference into this prospectus supplement. We derived the selected historical financial information as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2014 and 2013 from our audited consolidated historical financial statements not included or incorporated by reference in this prospectus supplement. We derived the selected consolidated historical financial information as of March 31, 2018 and for the three month periods ended March 31, 2018 and 2017 from our interim unaudited condensed consolidated historical financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “Quarterly Report”), which is incorporated by reference into this prospectus supplement. We derived the selected historical financial information as of March 31, 2017 from our interim unaudited condensed consolidated historical financial statements not included or incorporated by reference in this prospectus supplement.
The information set forth below is only a summary and should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report, in each case incorporated by reference into this prospectus supplement. The results of operations for historical accounting periods are not necessarily indicative of the results to be expected for any future accounting period.
Since our inception, we have made numerous acquisitions of companies and portfolios of business that impact the comparability between periods of the information reflected below. In particular, our 2018 Zurich Insurance Group, Neon Underwriting Limited and Novae Syndicate 2007 transactions, our 2017 transactions with QBE Insurance Group Limited and RSA Insurance Group PLC, our 2016 acquisition of Dana Companies LLC, our 2015 acquisitions of Alpha Insurance SA, the life settlement companies of Wilton Re Limited and Sussex Insurance Company, our 2014 acquisition of StarStone Insurance Bermuda Limited and our 2013 acquisitions of SeaBright Insurance Company, Pavonia Holdings (US) and its subsidiaries (“Pavonia”), Arden Holdings Limited and its subsidiaries and Atrium Underwriting Group Limited impact comparability between periods, including with respect to net premiums earned. Our acquisitions and significant new business are described in “Item 1. Business—Recent Acquisitions and Significant New Business” and Notes 3 and 4 of our consolidated financial statements included in our Annual Report and incorporated by reference into this prospectus supplement. In addition, we have now classified our Pavonia operations as held-for-sale and its results of operations are included in discontinued operations. We classified Laguna Life DAC as held-for-sale during 2017 prior to its sale. See Note 5 of our consolidated financial statements included in our Annual Report and incorporated by reference into this prospectus supplement.

	Years ended December 31,					Three months ended March 31,
	2017	2016	2015	2014	2013	2018	2017
	(in thousands of U.S. dollars, except share and per share data)
Statements of Earnings Data:
Net premiums earned	$613,121	$823,514	$753,744	$542,991	$147,613	$170,219	$148,898
Fees and commission income	66,103	39,364	39,347	34,919	12,817	8,331	11,914
Net investment income	208,789	185,463	122,564	66,024	62,117	66,319	48,739
Net realized and unrealized gains (losses)	190,334	77,818	(41,523)	51,991	78,394	(143,030)	58,519
Net incurred losses and LAE	(193,551)	(174,099)	(104,333)	(9,146)	163,672	(19,534)	(77,892)
Acquisition costs	(96,906)	(186,569)	(163,716)	(117,542)	(14,436)	(30,108)	(20,821)
Total other expenses, net	(467,084)	(473,041)	(393,711)	(347,540)	(230,056)	(92,625)	(97,623)
Net earnings (losses) from continuing operations	320,806	292,450	212,372	221,697	220,121	(40,428)	71,734
Net earnings (losses) from discontinuing operations	10,993	11,963	(2,031)	5,539	3,701	—	371
Net earnings (losses)	331,799	304,413	210,341	227,236	223,822	(40,428)	72,105
Net loss (earnings) attributable to noncontrolling interests	(20,341)	(39,606)	9,950	(13,487)	(15,218)	(782)	(17,425)
Net earnings (losses) attributable to Enstar Group Limited	$311,458	$264,807	$220,291	$213,749	$208,604	$(41,210)	$54,680

Per Ordinary Share Data (1):
Earnings per ordinary share attributable to Enstar Group Limited:
Basic:
Net earnings (losses) from continuing operations	$15.50	$13.10	$11.55	$11.31	$12.40	$(2.12)	$2.80
Net earnings (loss) from discontinuing operations	$0.56	$0.62	$(0.11)	$0.30	$0.22	$—	$0.02
Net earnings (losses) per ordinary share	$16.06	$13.72	$11.44	$11.61	$12.62	$(2.12)	$2.82
Diluted:
Net earnings (losses) from continuing operations	$15.39	$13.00	$11.46	$11.15	$12.27	$(2.12)	$2.78
Net earnings (loss) from discontinuing operations	$0.56	$0.62	$(0.11)	$0.29	$0.22	$—	$0.02
Net earnings (losses) per ordinary share	$15.95	$13.62	$11.35	$11.44	$12.49	$(2.12)	$2.80
Weighted average ordinary shares outstanding:
Basic	19,388,621	19,299,426	19,252,072	18,409,069	16,523,369	19,409,021	19,374,728
Diluted	19,527,591	19,447,241	19,407,756	18,678,130	16,703,442	19,602,512	19,501,663
(1) Earnings per share is a measure based on net earnings divided by weighted average ordinary shares outstanding. Basic earnings per share is defined as net earnings available to ordinary shareholders divided by the weighted average number of ordinary shares outstanding for the period, giving no effect to dilutive securities. Diluted earnings per share is defined as net earnings available to ordinary shareholders divided by the weighted average number of shares and share equivalents outstanding calculated using the treasury stock method for all potentially dilutive securities. When the effect of dilutive securities would be anti-dilutive, these securities are excluded from the calculation of diluted earnings per share.

	As of December 31,					As of March 31,
	2017	2016	2015	2014	2013	2018	2017
	(in thousands of U.S. dollars, except share and per share data)
Balance Sheet Data:
Total investments	$7,232,185	$6,042,672	$6,340,781	$4,844,352	$4,279,542	$8,136,474	$7,263,634
Total cash and cash equivalents (inclusive of restricted)	1,212,836	1,318,645	1,295,169	1,429,622	958,999	1,135,963	1,313,975
Reinsurance balances recoverable	2,021,030	1,460,743	1,451,921	1,305,515	1,331,892	2.368,696	2,002,118
Total assets	13,606,422	12,865,744	11,772,534	9,936,885	8,620,155	15,611,652	14,882,877
Losses and loss adjustment expense liabilities	7,398,088	5,987,867	5,720,149	4,509,421	4,219,905	8,986,070	7,760,587
Policy benefits for life and annuity contracts	117,207	112,095	126,321	8,940	9,779	116,849	111,709
Debt obligations	646,689	673,603	599,750	320,041	452,446	860,507	730,845
Total Enstar Group Limited shareholders’ equity	3,136,684	2,802,312	2,516,872	2,304,850	1,755,523	3,100,035	2,864,866

Book Value per Share:(1)
Basic	$161.63	$144.66	$130.65	$120.04	$106.21	$159.65	$147.78
Diluted	$159.19	$143.68	$129.65	$119.22	$105.2	$157.06	$146.62
Shares Outstanding:
Basic	19,406,722	19,372,178	19,263,742	19,201,017	16,528,343	19,417,335	19,385,526
Diluted	19,830,767	19,645,309	19,714,810	19,332,864	16,707,115	19,866,540	19,677,220
(1) Basic book value per share is calculated as total Enstar Group Limited shareholders’ equity available to ordinary shareholders divided by the number of ordinary shares outstanding as at the end of the period, giving no effect to dilutive securities. Diluted book value per share is calculated as total Enstar Group Limited shareholders’ equity available to ordinary shareholders plus the assumed proceeds from the exercise of outstanding warrants divided by the sum of the number of ordinary shares and ordinary share equivalents and warrants outstanding at the end of the period.

DESCRIPTION OF THE PREFERENCE SHARES
The following summary of the terms and provisions of the Preference Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of Enstar Group Limited, which we have previously filed with the SEC, and the Certificate of Designations creating the Preference Shares, which will be filed as an exhibit to documents that we file with the SEC. As used in this section, references to “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries unless we specify or the context clearly indicates otherwise.
General
We are authorized to issue up to an aggregate of (i) 90,000,000 ordinary shares, par value $1.00 per share, (ii) 21,000,000 non-voting convertible ordinary shares, par value $1.00 per share, and (iii) 45,000,000 preference shares, par value $1.00 per share. As of June 14, 2018 we had 17,945,510 ordinary shares issued and outstanding, 3,509,682 non-voting convertible ordinary shares issued and outstanding, consisting of 2,599,672 Series C non-voting convertible ordinary shares and 910,010 Series E non-voting convertible ordinary shares, and 388,571 preference shares issued and held in treasury, all of which preference shares are Series C Participating Non-Voting Perpetual Preferred Shares (“Series C Preferred Shares”), which, prior to this offering, are the only series of preference shares currently issued. The Certificate of Designations sets forth the specific rights, preferences, limitations and other terms of the Preference Shares. The Preference Shares constitute a series of our authorized preference shares. As of the date of this prospectus supplement, there is no issued class or series of share capital that ranks senior to or equally with the Preference Shares with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of the Company. See “—Ranking” below.
We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of available funds for such payment under Bermuda law (i.e., after taking account of all indebtedness and other non-equity claims). The Preference Shares will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Preference Shares will not have preemptive or subscription rights to acquire more of our capital shares.
The Preference Shares will not be convertible into, or exchangeable for, shares of any other class or series of shares or other securities of ours, except under the circumstances set forth under “—Substitution or Variation” below. The Preference Shares have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of Enstar Group Limited to redeem, repurchase or retire the Preference Shares.
In accordance with the Insurance (Group Supervision) Rules 2011 with respect to regulatory capital, the Preference Shares are paid up, unencumbered, do not contain terms or conditions designed to accelerate or induce the insolvency of Enstar Group Limited or any insurance subsidiary thereof and do not give rise to a right of set off against the claims and obligations of Enstar Group Limited or any insurance subsidiary thereof to an investor or creditor.
The depositary will be the sole holder of Preference Shares. The holders of depositary shares will be required to exercise their proportional rights in the Preference Shares through the depositary, as described in “Description of the Depositary Shares.”
Ranking
The Preference Shares:

•	will rank senior to our junior shares (as defined below);

•	will rank junior to our senior shares (as defined below);

•	will rank equally with our parity shares (as defined below);

•	will not represent any interest in any subsidiary of Enstar Group Limited; and

•
will be contractually subordinated in right of payment to all obligations of subsidiaries of Enstar Group Limited. Under Bermuda law, in a winding-up of any of our subsidiaries, the Preference Shares will be subordinated to all existing and future policyholders’ obligations of our subsidiaries.

As used in this prospectus supplement, “junior shares” means shares of any class or series that ranks junior to the Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Enstar Group Limited. Junior shares include our ordinary shares, non-voting convertible ordinary shares (including Series C non-voting convertible ordinary shares and Series E non-voting convertible ordinary shares) and Series C Preferred Shares.
As used in this prospectus supplement, “senior shares” means shares of any class or series that ranks senior to the Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Enstar Group Limited. As of the date of this prospectus supplement, we have no senior shares outstanding.
As used in this prospectus supplement, “parity shares” means shares of any class or series that ranks equally with the Preference Shares as to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of Enstar Group Limited. As of the date of this prospectus supplement, we have no parity shares outstanding.
Unless our shareholders otherwise provide, our board of directors may from time to time create and issue additional preference shares of other classes and series and fix their relative rights, preferences and limitations. Any such preference shares could be senior shares or parity shares.
Dividends
Dividends on the Preference Shares are non-cumulative. Consequently, if our board of directors or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period, holders of the Preference Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors or a duly authorized committee of the board has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preference Shares.
Holders of Preference Shares will be entitled to receive non-cumulative cash dividends, only when, as and if declared by our board of directors or a duly authorized committee of the board, out of funds legally available for the payment of dividends under Bermuda law, from and including the original issue date, quarterly in arrears on the day of , , and of each year, commencing on , 2018. To the extent declared, from and including the original issue date of the Preference Shares to but excluding , 2028, which we refer to as the “fixed rate period,” dividends will be payable, with respect to each dividend period, in an amount per share equal to      % of the liquidation preference per annum (equivalent to $ per share and $ per depositary share for a full dividend period). Assuming an initial issue date of , 2018, the dividend for the initial dividend period is expected to be approximately $     per share (equivalent to $     per depositary share). Commencing on , 2028, which is the commencement date of the “floating rate period,” dividends will be payable on a non-cumulative basis, when, as and if declared by our board of directors or a duly authorized committee of the board out of funds legally available for the payment of dividends in an amount per share equal to a floating annual rate, reset quarterly, of three-month LIBOR plus      % of the liquidation preference per annum. In the event that we issue additional Preference Shares after the original issue date, to the extent declared, dividends on such additional Preference Shares may accumulate from and including the original issue date or any other date we specify at the time such additional Preference Shares are issued.
Dividends, if so declared, will be payable to holders of record of the Preference Shares as they appear in our register of members at 5:00 p.m. (New York City time) on the immediately preceding day of , , and (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. As used in this prospectus supplement, “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preference Shares and will end on and exclude the , 2018 dividend payment date. During the fixed rate period, if any dividend payment date falls on a day that is not a business day, the payment of dividends will be made on the first business day following such dividend payment date, without accrual to the actual payment date.

During the floating rate period, if any dividend payment date other than a redemption date falls on a day that is not a business day, the dividend payment date will be postponed to the next day that is a business day and, as a result, the corresponding dividend period shall be extended. If a redemption date falls on a day that is not a business day, the payment of dividends and redemption price will be made on the first business day following such redemption date, without accrual to the actual payment date.
During the fixed rate period, dividends payable on the Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full dividend period, and on the basis of the actual number of days elapsed during the period with respect to a dividend period other than a full dividend period.
During the floating rate period, dividends payable on the Preference Shares will be computed by multiplying the dividend rate for that dividend period by a fraction, the numerator of which will be the actual number of days elapsed during that dividend period (including the first day of the dividend period and excluding the last day, which is the dividend payment date), and the denominator of which will be 360, and by multiplying the result by the liquidation preference of the Preference Shares.
So long as any Preference Shares remain outstanding, unless the full dividends for the last completed dividend period on all outstanding Preference Shares and all parity shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•
no dividend shall be paid or declared on our ordinary shares or any other junior shares or any parity shares (except, in the case of the parity shares, on a pro rata basis with the Preference Shares as described below), other than a dividend payable solely in our ordinary shares, other junior shares or (solely in the case of parity shares) other parity shares, as applicable; and

•
no ordinary shares, other junior shares or parity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or a reclassification of parity shares for or into other parity shares, or the exchange or conversion of one junior share for or into another junior share or the exchange or conversion of one parity share for or into another parity share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares or (solely in the case of parity shares) other parity shares, as applicable, or (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).

When dividends are not paid (or declared and a sum sufficient for the payment thereof has been set aside) in full on any dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Preference Shares, on a dividend payment date falling within the related dividend period for the Preference Shares) on the Preference Shares and any parity shares, all dividends declared by the board of directors of Enstar Group Limited or a duly authorized committee of the board on the Preference Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Preference Shares, on a dividend payment date falling within the related dividend period for the Preference Shares) shall be declared by the board or such committee pro rata in accordance with the respective aggregate liquidation preferences of the Preference Shares and any parity shares so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Preference Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Preference Shares, on a dividend payment date falling within the related dividend period for the Preference Shares) bear to each other.
Determination of Floating Rate
Commencing on , 2028, dividends on the Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by our board of directors or a duly authorized committee of the board out of funds legally available for the payment of dividends at a floating annual rate equal to three-month LIBOR plus      % of the liquidation preference per annum. Notwithstanding the foregoing, the floating rate will in no event exceed the maximum rate permitted by law.
The floating rate will be reset quarterly on the first day of each dividend period (each, a “LIBOR reset date”). During the floating rate period, if any LIBOR reset date falls on a day that is not a business day, the LIBOR reset date will be postponed to the next day that is a business day, which will also be the dividend payment date for the preceding dividend period.
“Three-month LIBOR” means, with respect to any LIBOR determination date:

(a)
the rate for three-month deposits in U.S. dollars as that rate appears on the Reuters Page LIBOR01 (as described below) as of 11:00 a.m. (London time) on the LIBOR determination date for that floating rate period, unless fewer than two such offered rates so appear;

(b)
if fewer than two offered rates appear, or no rate appears, as the case may be, on the LIBOR determination date for that floating rate period on the Reuters Page LIBOR01, the rate calculated by the calculation agent based on two offered quotations after requesting the principal London offices of each of four major reference banks (which will not include our affiliates) in the London interbank market, as selected and identified by us, to provide the calculation agent with offered quotations for deposits in U.S. dollars for the period of three months, commencing on the first day of that floating rate period, to prime banks in the London interbank markets at approximately 11:00 a.m. (London time) on that date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time;

(c)
if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m. (New York City time) on the LIBOR determination date for that floating rate period by three major banks (which will not include our affiliates) in New York City selected and identified by us for loans in U.S. dollars to leading European banks having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; or

(d)
if the banks so selected by the calculation agent are not quoting as mentioned in clause (c), the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or to Reuters Page LIBOR01, or any such source as it deems reasonable from which to estimate three-month LIBOR or any of the foregoing lending rates, shall determine three-month LIBOR for the applicable dividend period in its sole discretion.

Notwithstanding the foregoing clauses (a) - (d), if we or the calculation agent determine that LIBOR has been permanently discontinued, the calculation agent will use, as a substitute for LIBOR and for each future LIBOR determination date, the alternative reference rate (the “Alternative Rate”) selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, after consultation with us, make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, LIBOR determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations or preferred stock obligations such as the Preference Shares. If the calculation agent determines, in consultation with us, that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, (i) the calculation agent shall have the right to resign as calculation agent and (ii) we will appoint, in our sole discretion, a new calculation agent to replace the calculation agent, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on us and the holders of the Preference Shares. If, however, the calculation agent determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, three-month LIBOR will be equal to such rate on the LIBOR determination date when three-month LIBOR was last available on the Reuters Page LIBOR01, as determined by such new calculation agent.
“Calculation agent” means the nationally recognized calculation agent appointed by us prior to      , 2028.
“LIBOR determination date” means the second London banking day immediately preceding the applicable LIBOR reset date.
“London banking day” means a day on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in London.
“Reuters Page LIBOR01” means the display so designated on Reuters 3000 Xtra (or any successor service) (or any other page as may replace such page on such service) or such other service as may be nominated by us as the information vendor for the purpose of displaying the London interbank offer rates of major banks for U.S. dollars deposits.
Certain Bermuda Restrictions on Payment of Dividends
The Bermuda Companies Act 1981, as amended (the “Companies Act”), limits our ability to pay dividends and distributions to shareholders. Under Bermuda law, we may not lawfully declare or pay a dividend if we have reasonable grounds for believing that we are, or would after payment of the dividend be, unable to pay our liabilities as they become due, or that the realizable value of our assets would, after payment of the dividend, be less than the aggregate value of our liabilities, issued share capital and share premium accounts.
As the Bermuda Monetary Authority (“BMA”) is our group supervisor for insurance group solvency and reporting requirements, we may not lawfully be able to declare or pay a dividend on the Preference Shares if we are or, after giving effect to such payment we would be, in breach of the Insurance Act and related rules and regulations thereunder, including the individual and group Enhanced Capital Requirements (as defined in the Bermuda capital adequacy regulations) under the BMA’s capital adequacy regulations (the “ECR”) or under such other applicable rules and regulations as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation.
Because Enstar Group Limited is a holding company and substantially all of our operations are conducted by our main operating subsidiaries, our ability to meet any ongoing cash requirements and to pay dividends will depend on our ability to obtain cash dividends or other cash payments or obtain loans from these subsidiaries.
Payment of Additional Amounts
We will make all payments on the Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined under “—Optional Redemption—Change in Tax Law” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Preference Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.
We will not be required to pay any additional amounts for or on account of:

(a)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Preference Shares or any Preference Shares presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Preference Shares;

(b)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any dividends on the Preference Shares;

(c)
any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Preference Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(d)
any tax, fee, duty, assessment or governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder); or

(e)	any combination of items (a), (b), (c) and (d).
In addition, we will not pay additional amounts with respect to any payment on the Preference Shares to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Preference Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Preference Shares.
If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets (a “successor company”) would become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Preference Shares as described in “—Optional Redemption—Change in Tax Law” in this prospectus supplement.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Enstar Group Limited, holders of the Preference Shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our ordinary shares or any other junior shares, a liquidating distribution in the amount of $25,000 per Preference Share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to the date fixed for distribution.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the amounts payable to the holders of Preference Shares and to the holders of any parity shares, the holders of Preference Shares and all holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders, but only to the extent we have assets available after satisfaction of all liabilities to creditors. In any such distribution, the “liquidation preference” of any holder of preference shares means the amount payable to such holder in such distribution (assuming no limitation on assets available for distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Preference Shares and any holders of parity shares, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration, reconstruction or other similar transaction involving Enstar Group Limited or the sale or transfer of all or substantially all of the shares or the property or business of Enstar Group Limited will not be deemed to constitute a liquidation, dissolution or winding-up.
Mandatory Redemption
The Preference Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the Preference Shares will have no right to require the redemption or repurchase of the Preference Shares.

Optional Redemption
After     , 2028
Except as described below under this “Optional Redemption” section, the Preference Shares are not redeemable prior to      , 2028. On and after that date, the Preference Shares will be redeemable at our option, in whole or from time to time in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to $25,000 per Preference Share (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends.
Voting Event
The Preference Shares are redeemable at our option at any time prior to     , 2028 if we submit to the holders of our ordinary shares a proposal for an amalgamation, consolidation, merger, scheme of arrangement, reconstruction, reincorporation, de-registration (including de-registration under the Exchange Act) or any other similar transaction involving Enstar Group Limited that requires, or we submit any proposal for any other matter that (as a result of any change in Bermuda law after the date of this prospectus supplement, whether by enactment or official interpretation) requires, in either case, a vote of the holders of the Preference Shares at the time outstanding, voting separately as a single class (alone or with one or more other classes or series of preference shares); provided that no redemption may occur prior to      , 2028 unless (i) we have sufficient funds in order to meet the BMA’s ECR and the BMA (or its successor, if any) approves of the redemption or (ii) we replace the capital represented by the Preference Shares with capital having equal or better treatment as the Preference Shares under the ECR (the conditions described in clauses (i) and (ii) above, the “Redemption Requirements”). Our option to redeem the Preference Shares under such circumstances shall be for all and not less than all of the outstanding Preference Shares upon not less than 30 days’ nor more than 60 days’ prior written notice, and at a redemption price equal to the greater of (i) $25,000 per share (equivalent to $25.00 per depositary share) or (ii) the sum of the present value of $25,000 per Preference Share (equivalent to $25.00 per depositary share) and the present value of all undeclared dividends for the dividend periods from the redemption date to and including the , 2028 dividend payment date, in each case, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, plus all declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the term remaining to the dividend payment date on , 2028 that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of preferred securities.
“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or

•	if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means (a) each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc., or their affiliates that are primary U.S. government securities dealers and their respective successors, unless any of them ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer and (b) two other Primary Treasury Dealers that we select.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
Capital Disqualification Event
The Preference Shares are redeemable at our option at any time in whole or from time to time in part, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, at any time within 90 days following the occurrence of the date on which we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Preference Shares; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Preference Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Preference Shares, a “capital disqualification event” (as defined below) has occurred; provided that no redemption may occur unless one of the Redemption Requirements is met; provided, further, that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the Preference Shares to be redeemed is the subject of the capital disqualification event and (y) after giving effect to such redemption, we have reasonably determined that a capital disqualification event will not exist with respect to the then-outstanding Preference Shares and such redemption will not result in the suspension or removal of the depositary shares representing the Preference Shares from listing on NASDAQ.
As used in this prospectus supplement, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).
As used in this prospectus supplement, a “capital disqualification event” has occurred if the Preference Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Enstar Group Limited or any member thereof, where subdivided into tiers, as Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority) which would include, without limitation, the ECR, except as a result of any applicable limitation on the amount of such capital.
Change in Tax Law
The Preference Shares are redeemable at our option at any time, in whole, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,000 per share (equivalent to $25.00 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, if as a result of a change in tax law (as defined below) there is, in our reasonable determination, a substantial probability that we or any successor company would be required to pay any additional amounts on the next succeeding dividend payment date with respect to the Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”); provided that no redemption may occur unless one of the Redemption Requirements is met.
A “change in tax law” that would trigger the provisions of the preceding paragraph would be (i) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a relevant taxing jurisdiction other than Bermuda in which a successor company is organized, such change in tax law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the successor company, or convey, transfer or lease substantially all of our properties and assets to the successor company, as applicable.

As used in this prospectus supplement, a “relevant taxing jurisdiction” is (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which Enstar Group Limited or a successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
Prior to any redemption upon a tax event, we will be required to deliver to the transfer agent for the Preference Shares a certificate signed by one of our officers confirming that a tax event has occurred and is continuing (as reasonably determined by us).
Rating Agency Event
The Preference Shares are redeemable at our option at any time, in whole, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price of $25,500 per share (equivalent to $25.50 per depositary share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without interest on such unpaid dividends, within 90 days after the occurrence of a rating agency event (as defined below); provided that no redemption may occur unless one of the Redemption Requirements is met.
As used in this prospectus supplement, a “rating agency event” has occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Preference Shares, which amendment, clarification or change results in:

•
the shortening of the length of time the Preference Shares are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Preference Shares; or

•
the lowering of the equity credit (including up to a lesser amount) assigned to the Preference Shares by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Preference Shares.

Procedures for Redemption
The redemption price for any Preference Shares shall be payable on the redemption date to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “—Dividends” above.
Prior to delivering any notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Preference Shares, and stating that there are reasonable grounds for believing that we are, and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation.
If any Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preference Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Preference Shares are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of Preference Shares to be redeemed and, if less than all of the Preference Shares are to be redeemed, the number of such Preference Shares to be redeemed from such holder;

•	the redemption price; and

•	that the shares should be delivered via book-entry transfer or the place or places where holders may surrender certificates evidencing the Preference Shares for payment of the redemption price.
If notice of redemption of any Preference Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Preference Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Preference Shares, such Preference Shares shall no longer be deemed outstanding and all rights of the holders of such Preference Shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the Preference Shares at the time outstanding, the Preference Shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable and provided that such methodology is consistent with any applicable stock exchange rules.
Under Bermuda law, we may not redeem our preference shares (including the Preference Shares) at any time if we have reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due. Preference shares (including the Preference Shares) may not be redeemed except out of the capital paid up thereon or out of our funds that would otherwise be available for dividends or distributions or out of the proceeds of a new issue of shares made for the purpose of the redemption or purchase. The premium, if any, payable on redemption or purchase must be provided for out of our funds which would otherwise be available for dividend or distribution or out of our share premium account before the preference shares are redeemed or purchased.
In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of our assets would thereby be less than the aggregate of our liabilities, issued share capital and share premium accounts. Preference shares also may not be redeemed if as a result of the redemption, our issued share capital would be reduced below the minimum subscribed share capital of $12,000 specified in our memorandum of association or we are or would after such redemption be in breach of our ECR or eligible capital requirements contained within the Insurance Act and applicable rules and regulations thereunder as may from time to time be issued by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act, or any successor legislation.
Substitution or Variation
At any time following a tax event or at any time following a capital disqualification event, we may, without the consent of any holders of the Preference Shares, vary the terms of the Preference Shares such that they remain securities, or exchange the Preference Shares with new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts with respect to the Preference Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Enstar Group Limited or any member thereof, where subdivided into tiers, qualify as Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority) which would include, without limitation, the ECR. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Preference Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of, the Preference Shares, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Preference Shares, or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designations), but unpaid with respect to such holder’s securities.
Prior to any variation or exchange, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners (including holders and beneficial owners of depositary shares) of the Preference Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such variation or exchange and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.

Any variation or exchange of the Preference Shares described above will be made after notice is given to the holders of the Preference Shares not less than 30 days nor more than 60 days prior to the date fixed for variation or exchange, as applicable.
Voting Rights
Except as provided below or as otherwise from time to time required by law, the holders of the Preference Shares will have no voting rights.
Whenever dividends on any Preference Shares have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Preference Shares, voting together as a single class with holders of any and all other series of voting preference shares (as defined below) then outstanding, will be entitled to vote for the election of a total of two directors to the board of directors of Enstar Group Limited (the “preference shares directors”); provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the SEC or NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In such case, we will use our best efforts to increase the number of directors constituting the board of directors to the extent necessary to effectuate such right. Each preference share director will be added to an already existing class of directors.
Whenever such special voting power of such holders of the Preference Shares has vested, such right may be exercised initially either at a special general meeting of the holders of Preference Shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders.
At any time when such special voting power has vested in the holders of any of the Preference Shares as described above, the chief executive officer of Enstar Group Limited will, upon the written request of the holders of record of at least 10% of the Preference Shares then outstanding addressed to the secretary of Enstar Group Limited, call a special general meeting of the holders of the Preference Shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to our bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after Enstar’s secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to Enstar’s secretary at our principal office, then the holders of record of at least 10% of the Preference Shares then outstanding may designate in writing one such holder to call such meeting at Enstar’s expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless Enstar otherwise designates. Any holder of the Preference Shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.
At any annual or special general meeting at which the holders of the Preference Shares have the special right, voting together as a single class with holders of any and all other series of voting preference shares then outstanding, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such voting preference shares will be required to constitute a quorum of the voting preference shares for the election of any director by the holders of the voting preference shares, voting as a class. At any such meeting or adjournment thereof, the absence of a quorum of the voting preference shares will not prevent the election of directors other than those to be elected by the voting preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by the voting preference shares, voting as a class.
The directors so elected by the holders of the voting preference shares will continue in office (i) until their successors, if any, are elected by such holders or (ii) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of the voting preference shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of the voting preference shares to vote as a class for directors as provided herein, the terms of office of the directors then in office so elected by the holders of the voting preference shares will terminate.
As used in this prospectus supplement, “voting preference shares” means the Preference Shares and any other class or series of our preference shares ranking equally with the Preference Shares with respect to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Enstar Group Limited and upon which like voting rights have been conferred and are exercisable.

If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Preference Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preference shares have terminated, the term of office of each preference shares director so elected shall terminate, and the number of directors on the board of directors of Enstar Group Limited shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.
Any preference shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Preference Shares and any other voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preference shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preference shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Preference Shares and any other voting preference shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of holders of voting preference shares to remove, or to fill a vacancy in the office of, a preference shares director may be taken only at a special general meeting of such holders, called as provided above for an initial election of such preference shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special general meeting of the shareholders of Enstar Group Limited, in which event such election shall be held at such next annual or special general meeting of shareholders). The preference shares directors shall each be entitled to one vote per director on any matter to come before Enstar’s board of directors, unless otherwise adjusted pursuant to Enstar’s bye-laws. Each preference shares director elected at any special general meeting of shareholders or by written consent of the other preference shares director shall hold office until the next annual general meeting of the shareholders of Enstar Group Limited if such office shall not have previously terminated as above provided.
The Companies Act provides the right to vote in respect of an amalgamation or merger for all shares of a Bermuda incorporated company whether or not such shares otherwise carry the right to vote. As a result, the Preference Shares, along with our ordinary shares and any other class or series of share capital, would have the right to vote together on an amalgamation or merger if a vote in connection with such a transaction is required under the Companies Act.
All or any of the special rights of the Preference Shares may be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued Preference Shares or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Preference Shares at a separate general meeting in accordance with Section 47(7) of the Companies Act. The necessary quorum requirements for the separate general meeting are two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the Preference Shares. The bye-laws of Enstar Group Limited provide that the rights conferred upon the holders of the shares of any class issued with preferred or other rights (including the Preference Shares) shall not, unless otherwise expressly provided by the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of the Company. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example, without limitation, in connection with the converting of a limited liability company to an unlimited liability company, the discontinuance of a company from Bermuda, or a merger or amalgamation pursuant to the Companies Act, or conversion of preference shares into redeemable preference shares).
On any item on which the holders of the Preference Shares are entitled to vote, such holders will be entitled to one vote for each Preference Share held.
Without the consent of the holders of the Preference Shares, so long as such action does not affect the special rights, preferences, privileges and voting powers of the Preference Shares, taken as a whole, we may amend, alter, supplement or repeal any terms of the Preference Shares:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Preference Shares that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Preference Shares that is not inconsistent with the provisions of the Certificate of Designations.
The foregoing voting provisions will not apply with respect to the Preference Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Preference Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Preference Shares to effect such redemption.
Holders of the Preference Shares have the right to vote only in limited circumstances, as set forth above.
Conversion
The Preference Shares are not convertible into or exchangeable for any other securities or property of Enstar Group Limited, except under the circumstances set forth under “—Substitution or Variation” above.
Listing of the Preference Shares
We do not intend to list the Preference Shares on any exchange or expect that there will be any separate public trading market for the Preference Shares except as represented by the depositary shares, which depositary shares we intend to apply to list on NASDAQ under the symbol “ESGRP.”

DESCRIPTION OF THE DEPOSITARY SHARES
The following summary of the terms and provisions of the depositary shares representing the Preference Shares does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Deposit Agreement (as defined below), the form of depositary receipts, which contain the terms and provisions of the depositary shares, the pertinent sections of our amended and restated bye-laws and the pertinent sections of the Certificate of Designations, each of which is or will be filed as an exhibit to documents that we file with the SEC. As used in this section, references to “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries unless we specify or the context clearly indicates otherwise.
General
Each depositary share represents a 1/1,000th interest in a Preference Share and will be evidenced by a depositary receipt. We will deposit the underlying Preference Shares with the depositary pursuant to a deposit agreement among us, American Stock Transfer & Trust Company, LLC, acting as depositary, and the holders from time to time of the depositary receipts (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a Preference Share represented by such depositary share, to all the rights and preferences of Preference Shares represented thereby (including any dividend, liquidation, redemption and voting rights). If the Preference Shares are exchanged for new securities pursuant to the provisions described under “Description of the Preference Shares—Substitution or Variation,” each depositary share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.
The depositary shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement. Immediately following the issuance and delivery of the Preference Shares by us to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts and related depositary shares. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.
Dividends and Other Distributions
Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a depositary share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying Preference Share. The depositary will distribute any cash dividends or other cash distributions received on the Preference Shares, including any additional amounts as described under “Description of the Preference Shares—Payment of Additional Amounts,” to the record holders of depositary shares in proportion to the number of depositary shares held by each holder on the relevant record date. If we make a distribution on the Preference Shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares in proportion to the number of depositary shares held by each holder, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds from the sale to the holders of the depositary shares.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preference Shares.
Subject to any obligation to pay additional amounts as described in “Description of the Preference Shares—Payment of Additional Amounts” in this prospectus supplement, the amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Preference Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the Preference Shares until such taxes or other governmental charges are paid.

Withdrawal of Preference Shares
Unless the related depositary shares have been previously called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the corporate trust office of the depositary, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole Preference Shares and any money or other property represented by such holder’s depositary receipts. A holder of depositary shares who exchanges such depositary receipts for Preference Shares will be entitled to receive whole Preference Shares on the basis set forth herein; partial Preference Shares will not be issued.
However, holders of whole Preference Shares will not be entitled to deposit those shares under the Deposit Agreement or to receive depositary shares for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole Preference Shares to be withdrawn, the depositary will deliver to the holder at the same time new depositary shares evidencing the excess number of depositary shares.
Redemption of Depositary Shares
If the Preference Shares underlying the depositary shares are redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Preference Shares held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the applicable per share redemption price payable in respect of such Preference Shares.
Whenever we redeem Preference Shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing Preference Shares so redeemed. If less than all of the outstanding depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata or in such other manner as may be determined by the depositary to be fair and equitable and provided that such methodology is consistent with any applicable stock exchange rules. The depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preference Shares and the related depositary shares.
Voting Rights
Because each depositary share represents a 1/1,000th interest in a Preference Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per Preference Share under those limited circumstances in which holders of the Preference Shares are entitled to vote. Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Preference Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can vote only whole Preference Shares. While the depositary will vote the maximum number of whole Preference Shares in accordance with the instructions it receives, any remaining votes of holders of depositary shares will not be voted. Holders of the depositary shares representing the Preference Shares will not have any voting rights, except for the limited voting rights described under “Description of the Preference Shares—Voting Rights” in this prospectus supplement.
When the depositary receives notice of any meeting at which the holders of the Preference Shares are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice of meeting to the record holders of the depositary shares relating to the Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preference Shares, may instruct the depositary to vote the number of the Preference Shares votes represented by the holder’s depositary shares. To the extent practicable, the depositary will vote the number of the Preference Shares votes represented by depositary shares in accordance with the instructions it receives.
We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. To the extent that the depositary does not receive specific instructions from the holders of any depositary shares representing the Preference Shares, it will not vote the number of the Preference Shares votes represented by such depositary shares.
Preemptive and Conversion Rights
The holders of the depositary shares will not have any preemptive right to subscribe to any additional issue of shares of any class or series of the Company or to any securities of the Company convertible into such shares and will not have the right to convert depositary shares representing the Preference Shares into, or exchange depositary shares representing the Preference Shares for, any other securities or property of the Company.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares or would be materially and adversely inconsistent with the rights of holders or Preference Shares will not be effective unless such amendment has been approved by the record holders of depositary shares representing at least the amount of the depositary shares then outstanding necessary to approve any amendment that would alter or abrogate the special rights of the Preference Shares. We may terminate the Deposit Agreement with the consent of holders of a majority of then outstanding depositary shares. The Deposit Agreement will automatically terminate if all outstanding depositary shares have been redeemed or if there has been made a final distribution in respect of the Preference Shares in connection with our liquidation, dissolution or winding-up, and such distribution has been made to the holders of depositary shares.
Fees, Charges and Expenses of Depositary
We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of the depositary in connection with the initial deposit of the Preference Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Preference Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Preference Shares are paid by their holders.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to appoint a successor.
Miscellaneous
The depositary will forward to the holders of depositary shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of the Preference Shares.
Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or Preference Shares unless provided with satisfactory indemnity. We, and the depositary, may rely upon written advice of counsel or accountants, or information provided by persons presenting Preference Shares for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.
Listing of the Depositary Shares
We intend to apply to list the depositary shares representing the Preference Shares on NASDAQ under the symbol “ESGRP.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing the Preference Shares. We do not expect that there will be any separate public trading market for the Preference Shares except as represented by the depositary shares.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent
American Stock Transfer & Trust Company, LLC will be the transfer agent and registrar, as well as the dividend disbursing agent and redemption agent, for the depositary shares representing the Preference Shares.
Book-Entry; Delivery and Form
The depositary shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the depositary shares except in limited circumstances. The global securities will be issued to DTC, the depository for the depositary shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the depositary shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.
When you purchase depositary shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the depositary shares on DTC’s records. You are the beneficial owner and your ownership interest will be recorded only in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the depositary shares. DTC’s records only show the identity of the direct participants and the amount of the depositary shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.
We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.
Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.
It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preference shares on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Preference Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Depositary shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the depositary shares to be represented by global securities.
If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the depositary shares at its corporate office.

MATERIAL TAX CONSIDERATIONS
The following summary of our taxation and the taxation of our shareholders under certain tax laws does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to a decision to acquire depositary shares representing the Preference Shares and is for general information only. The discussion is based solely upon current law. That law is subject to change through legislation, court decisions or administrative regulations or rulings. Any such changes may be retroactive and could affect the tax treatment of us and our shareholders. The tax treatment of a holder of Preference Shares, or of a person treated as a holder of Preference Shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation.
You are urged to consult your own tax advisor concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of depositary shares representing the Preference Shares in light of your particular circumstances.
Taxation of Enstar and Subsidiaries
Bermuda
Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us or our Bermuda subsidiaries. We and our Bermuda subsidiaries have each obtained from the Minister of Finance under the Exempted Undertaking Tax Protection Act 1966 of Bermuda, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or our Bermuda subsidiaries or to any of their respective operations, shares, debentures or other obligations, until March 31, 2035. We and our Bermuda subsidiaries could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to us or our Bermuda subsidiaries. We and our Bermuda subsidiaries each pay annual Bermuda government fees, and our Bermuda subsidiaries pay annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.
United Kingdom
Our U.K. subsidiaries are companies incorporated and managed in the United Kingdom and are, as such, resident in the United Kingdom for U.K. tax purposes and thus subject to U.K. corporation tax on their worldwide profits (including revenue profits and capital gains).
     Harper Insurance Limited is a company incorporated in Switzerland that operates a U.K. branch. The U.K. branch of Harper Insurance Limited is subject to U.K. corporation tax on the profits generated by the U.K. branch only.
It is not expected that, in the context of the group’s profitability as a whole, any such tax charges will be seen to be significant. The current rate of U.K. corporation tax applicable to taxable profits is 19%. No U.K. withholding tax applies to dividends paid by our U.K. subsidiaries.
Except for our U.K. subsidiaries, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. Our managers intend to continue to manage our affairs so that only our U.K. subsidiaries are resident in the United Kingdom for U.K. tax purposes.
     A company not resident in the United Kingdom for U.K. corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom, but the charge to U.K. corporation tax is limited to profits (including revenue profits and chargeable (i.e., capital gains) connected with such permanent establishment.
Our management intends that we will continue to operate in such a manner that none of our non-U.K. subsidiaries, except Harper Insurance Limited, carries on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, HM Revenue & Customs might contend that we and our other subsidiaries, other than our U.K. subsidiaries, is/are trading through a permanent establishment in the United Kingdom.
There are circumstances in which companies that are neither resident in the United Kingdom for U.K. tax purposes nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a branch or agency, but our management intends that we will continue to operate in such a manner that we will not fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.
If we or any of our subsidiaries, other than our U.K. subsidiaries, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if we or any of our subsidiaries, other than Harper Insurance Limited, were treated as carrying on a trade through a permanent establishment in the United Kingdom, our results of operations and your investment could be adversely affected.
United States
Taxation of Foreign Corporations.  A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. We and our non-U.S. subsidiaries intend generally to avoid conducting a U.S. trade or business, but whether such a trade or business is being conducted in the United States is an inherently factual determination. Because the U.S. Internal Revenue Code (the "Code") and regulations and court decisions interpreting it, do not definitively identify activities that constitute being engaged in a trade or business in the United States, there can be no assurance that the U.S. Internal Revenue Service (“IRS”) will not contend (and a court will not hold) that we and/or our non-U.S. subsidiaries are or will be engaged in a trade or business in the United States.
A foreign corporation engaged in a U.S. trade or business will be subject to U.S. federal income tax at regular corporate rates, as well as the branch profits tax, on its income that is “effectively connected” with the conduct of that trade or business unless the corporation is entitled to relief under the “permanent establishment” provision of an applicable tax treaty, as discussed below. These federal taxes, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation may be entitled to deductions and credits only if it timely files a U.S. federal income tax return. The federal income tax rates currently are 21% for a corporation’s effectively connected income and 30% for the additional “branch profits” tax.
Even though we have taken and intend to continue to take the position that our Bermuda subsidiaries are not engaged in U.S. trades or businesses, the more substantial of those subsidiaries that insure U.S. risks have filed and intend to continue to file U.S. federal income tax returns on a protective basis to avoid risk of having deductions and credits disallowed in the event that they were held to be engaged in a U.S. trade or business.
The Bermuda-U.S. Tax Treaty.  Certain Bermuda insurance companies are entitled to benefits under the income tax treaty between Bermuda and the United States, or the Bermuda Treaty. The Bermuda Treaty limits U.S. federal income tax on such an insurance company’s “effectively connected” income to income that is attributable to a permanent establishment in the United States.
A “permanent establishment” generally consists of an office or other fixed place of business, but no regulations interpreting the Bermuda Treaty have been issued and the treatment of insurance agency relationships and reinsurance arrangements for these purposes may be uncertain. Our Bermuda insurance company subsidiaries currently intend to conduct their activities so that they do not have a permanent establishment in the United States, but there can be no assurance that they will achieve this result.
Moreover, a Bermuda insurance company subsidiary generally is entitled to the benefits of the Bermuda Treaty only if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. There can be no assurance that our Bermuda insurance company subsidiaries are eligible for Bermuda Treaty benefits, or will be eligible in the future, because of factual and legal uncertainties regarding the residency and citizenship of our shareholders.

Taxation of Insurance Company Investment Income.  A foreign insurance company carrying on an insurance business within the United States is treated as recognizing a certain minimum amount of “effectively connected” net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risks insured or reinsured by the company. If one or more of our Bermuda insurance company subsidiaries are considered to be engaged in the conduct of an insurance business in the United States and are not entitled to the benefits of the Bermuda Treaty, a significant portion of such a subsidiary’s investment income could be subject to U.S. income tax. In addition, although the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income that is earned by an insurance company. If such a Bermuda subsidiary is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of the subsidiary’s investment income could be subject to U.S. income tax.
The U.K.-U.S. Tax Treaty.  Under the income tax treaty between the United Kingdom and the United States, or the U.K. Treaty, our U.K. subsidiaries, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each of those subsidiaries will generally be entitled to the benefits of the U.K. Treaty if (i) during at least half of the days of the relevant taxable year, at least 50% of our outstanding shares are beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of each subsidiary’s gross income for the relevant taxable year is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (ii) with respect to specific items of income, profit or gain derived from the United States, if that income, profit or gain is considered to be derived in connection with, or incidental to, the subsidiary’s business conducted in the United Kingdom.
     Although there can be no assurance that our U.K. subsidiaries will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (i) the residency and citizenship of our shareholders and (ii) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, those subsidiaries will endeavor to so qualify. Also, our U.K. subsidiaries intend to conduct their activities in such a manner as to avoid having a permanent establishment in the United States, but there can be no assurance that they will achieve this result.
U.S. Withholding Taxes.  Foreign corporations are also generally subject to U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments). Generally under the U.K. Treaty, the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S.-source investment income, or on dividends paid to us by our U.S. subsidiaries.
Excise Tax on Premiums Paid to Foreign Insurers and Reinsurers.  The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to our non-U.S. insurance company subsidiaries are 4% for casualty insurance premiums and 1% for reinsurance premiums.
Other Jurisdictions
Certain of our subsidiaries are formed under the laws of, or have operations in, Australia, Canada, Dubai, Hong Kong, Ireland and countries in Continental Europe and Latin America, and are therefore subject to the tax laws of those jurisdictions.
Taxation of Shareholders
Bermuda Taxation
Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by our shareholders, other than shareholders, if any, that are ordinarily resident in Bermuda.

United States Taxation
The following discussion is a summary of the anticipated U.S. federal income tax consequences of the ownership and disposition of the Preference Shares by a U.S. Holder (as defined below) that holds Preference Shares as “capital assets” (generally, property held for investment). Owners of the depositary shares representing the Preference Shares will be treated as beneficial owners of the underlying Preference Shares for U.S. federal income tax purposes.
The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, including the 3.8% Medicare tax on certain net investment income, are not addressed in this prospectus supplement.
Prospective investors should consult their own tax advisors concerning the federal, state, local and non-U.S. tax consequences to them of acquiring, owning and disposing of Preference Shares.
The discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular holders of Preference Shares in light of their individual circumstances or, except where specifically identified, to holders of Preference Shares that are subject to special rules, such as financial institutions, insurance companies, mutual funds, S corporations, partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities), tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark to market method of accounting, persons that hold Preference Shares as part of a straddle, hedge, constructive sale or conversion transaction, shareholders who have a functional currency other than the U.S. dollar, U.S. expatriates, shareholders who acquired their Preference Shares through the exercise of an employee stock option or otherwise as compensation, and shareholders who own, or have owned, directly, indirectly or constructively, 10% or more of the total combined voting power or 10% or more of the total value of all classes of issued and outstanding shares of Enstar Group Limited.
U.S. Holders who own, or have owned, directly, indirectly or constructively, 10% or more of the total combined voting power or 10% or more of the total value of all classes of issued and outstanding shares of Enstar Group Limited will be subject to significant adverse U.S. federal income tax consequences not described herein. Any such U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it arising out of its ownership of our shares (including the Preference Shares).
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Preference Shares that is for U.S. federal income tax purposes (1) a citizen or individual resident of the United States, (2) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust that (i) is subject to (a) the primary supervision of a court within the United States and (b) the authority of one or more U.S. persons to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person or (4) an estate that is subject to U.S. federal income tax on its income regardless of its source.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Preference Shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership that is the beneficial owner of Preference Shares should consult the partner’s own tax advisor regarding the U.S. federal income tax consequences to such partner of the ownership and disposition of Preference Shares.
Distributions. The gross amount of distributions paid by us to a U.S. Holder with respect to the Preference Shares (including the payment of any additional amounts) will be included in the gross income of the U.S. Holder as a dividend. Distributions on the Preference Shares to certain non-corporate U.S. Holders may be taxed at preferential rates provided that the depositary shares representing the Preference Shares are readily tradable on an established securities market in the United States. We intend to apply to list the depositary shares representing the Preference Shares on NASDAQ, although there can be no guarantee that the depositary shares representing the Preference Shares will be treated as readily tradeable or that we will maintain such listing on NASDAQ or any other stock exchange in the United States. You are urged to consult your own tax advisor as to whether distributions paid with respect to the Preference Shares at any given time qualify for a preferential rate.

Such dividends will not be eligible for the “dividends received” deduction ordinarily allowed to corporate shareholders with respect to dividends received from U.S. corporations.
Sale, Exchange or Other Taxable Disposition of Preference Shares. Any gain or loss realized by a U.S. Holder on the sale or other taxable disposition of Preference Shares (which will be long-term capital gain or loss if the holding period for such Preference Shares exceeds one year on the date of such sale or disposition) will be capital gain or loss equal to the difference, if any, between the amount realized upon such sale or exchange and such U.S. Holder’s tax basis in its Preference Shares. Preferential tax rates currently apply to long-term capital gains of individuals and other noncorporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be treated as U.S. source gain or loss for foreign tax credit limitation purposes, and any gain will generally constitute “passive income” for these purposes.
Section 953(c)(7) of the Code generally provides that Section 1248 of the Code will apply to the sale or exchange of shares in a non-U.S. corporation if the non-U.S. corporation would be taxed as an insurance company if it were a domestic corporation and is owned 25% or more by vote or value by U.S. persons. Section 1248 generally provides that gain from a sale or exchange of shares is treated as a dividend to the extent of the non-U.S. corporation’s earnings and profits. We expect that more than 25% or our vote and value will be owned by U.S. persons and so this rule might apply to the disposition of our shares in the first instance.
However, it is not clear if Section 953(c)(7) applies to a non-U.S. corporation that is not directly engaged in the insurance business and instead is only indirectly engaged through subsidiaries. In informal guidance, the IRS has held, and we believe it would be reasonable for a U.S. holder to take the position, that Section 1248 of the Code should not apply to dispositions of Preference Shares under Section 953(c)(7) because we are not directly engaged in the insurance business. There can be no assurance, however, that Treasury regulations will not be issued so as to provide that Section 1248 of the Code applies to dispositions of Preference Shares or that the IRS will not otherwise take that position.
Redemption of Preference Shares. Subject to the discussion herein relating to the application of the RPII and PFIC rules, under Section 302 of the Code, a redemption of Preference Shares will be treated as a dividend to the extent of Enstar Group Limited’s current and accumulated earnings and profits, unless the redemption satisfies one of the tests under Section 302(b) of the Code, which would treat the redemption as a sale or exchange subject to taxation as described above under “Sale, Exchange or Other Taxable Disposition of Preference Shares”. A redemption will be treated as a sale or exchange if it: (i) is “substantially disproportionate,” (ii) constitutes a “complete termination of the holder’s stock interest” in us, or (iii) is “not essentially equivalent to a dividend,” each within the meaning of Section 302(b) of the Code. In determining whether any of those tests is satisfied, shares considered to be owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by the U.S. Holder, must generally be taken into account. Because the determination of whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular U.S. Holder will depend on the facts and circumstances at the time the determination is made, U.S. Holders should consult their tax advisors at such time to determine their tax treatment in light of their particular circumstances.
RPII Rules. Any U.S. person who owns our shares, and hence indirectly owns shares of any of our insurance company subsidiaries, on the last day of such insurance company’s taxable year, may be required to include in its income for U.S. federal income tax purposes its pro rata share of such insurance company’s related person insurance income (“RPII”) for the taxable year if U.S. persons own, directly, indirectly or constructively, 25% or more of the total combined voting power of all classes of the shares, or 25% or more of the total value of the shares, of such insurance company for an uninterrupted period of at least 30 days during the taxable year. In general, RPII means premium and related investment income from the direct or indirect insurance or reinsurance of any direct or indirect U.S. shareholder of such insurance subsidiary, or any person related to such shareholder. U.S. persons who own, or are treated as owning, shares of an insurance company must include RPII in income only if such company’s RPII equals or exceeds 20% of its gross insurance income in any taxable year and at least 20% of the stock of such insurance company (measured by either voting power or value) is owned, directly or indirectly (under complex attribution rules), by (i) persons (including non-U.S. persons) who are insured, directly or indirectly, under policies of insurance or reinsurance written by such insurance company or (ii) persons related to any such person. Under proposed regulations, however, a U.S. person who owns less than 5% of the total value and voting power of our stock will not be treated as owning the stock of any of our insurance company subsidiaries that constitute less than 5% of the gross value of our assets, provided that the U.S. person is not insured or reinsured (directly or indirectly) by that subsidiary or related to such an insured person.

The amount of income included is determined as if such RPII were distributed proportionately to such U.S. persons on the last day of such taxable year, regardless of whether such income is actually distributed. A U.S. person’s pro rata share of an insurance subsidiary’s RPII for any taxable year, however, will not exceed its proportionate share of that subsidiary’s earnings and profits for the year (as determined for U.S. federal income tax purposes). Any RPII that is includible in the income of a U.S. tax-exempt organization would generally be treated as unrelated business taxable income.
We believe that applicability of the RPII provisions to income of our non-U.S. insurance company subsidiaries is unlikely. With respect to each of our non-U.S. insurance company subsidiaries, we have no reason to believe that 20% or more of the gross insurance income of that subsidiary is, or will be, derived from insuring or reinsuring risks of our U.S. shareholders (or persons related to our shareholders). In addition, in the case of most of our non-U.S. insurance company subsidiaries, the stock of each such subsidiary comprises less than 5% of the gross value of our assets, so that a U.S. person who owns less than 5% of our stock should not be treated as a U.S. shareholder of such a subsidiary under the RPII proposed regulations. That makes it even more unlikely that the preceding 20% threshold will be exceeded by such a subsidiary and also makes it unlikely that 25% or more of the stock of such a subsidiary will be treated as owned, directly or indirectly, by U.S. shareholders—notwithstanding the likelihood that the percentage ownership of our shares by U.S. persons substantially exceeds 25%.
Although we and our subsidiaries thus expect we will not exceed the foregoing thresholds for application of the RPII rules, there can be no assurance that this will always be the case. Accordingly, there can be no assurance that U.S. persons that own the Preference Shares or our ordinary shares will not be required to recognize gross income inclusions attributable to RPII. In the event we determine there is a material possibility that U.S. persons will be required to recognize gross income inclusions attributable to RPII, we will endeavor to inform U.S. Holders of this possibility and to provide U.S. Holders with information necessary to comply with the rules applicable to RPII.
If the RPII rules were to apply to any of our insurance subsidiaries, a U.S. person’s tax basis in its Preference Shares would be increased by the amount of any RPII that such shareholder includes in income, the shareholder could exclude from income the amount of any distribution by Enstar Group Limited to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year (which excluded amount would be applied to reduce the U.S. person’s tax basis in the Preference Shares), and each U.S. person who is a direct or indirect shareholder of Enstar Group Limited on the last day of its taxable year would be required to attach an IRS Form 5471 to such person’s income tax or information return. Failure to file IRS Form 5471 may result in penalties.
There is a lack of definitive guidance interpreting the RPII provisions. Treasury regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made to the proposed Treasury regulations. Accordingly, the meaning of the RPII provisions and their application to Enstar Group Limited and our subsidiaries is uncertain. In addition, there can be no assurance that the IRS will not challenge any determinations by Enstar Group Limited or any of our subsidiaries as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination.
PFIC Rules. A U.S. Holder may be subject to adverse U.S. federal income tax rules if Enstar Group Limited were classified as a passive foreign investment company (“PFIC”) for any taxable year during which such U.S. Holder has held Preference Shares and did not have certain elections in effect. In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes “passive income,” or 50% or more of its assets produce, or are held for the production of, passive income. For the above purposes, “passive income” generally includes interest, dividends, annuities and other investment income. Moreover, for purposes of determining if the foreign corporation is a PFIC, if the foreign corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. The PFIC statutory provisions, however, contain an express exception for income “derived in the active conduct of an insurance business by a qualifying insurance corporation.” This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business.
We expect that, taking into account the income and assets of our subsidiaries, we should qualify for this exception and accordingly we should not be classified as a PFIC for the current taxable year or in the foreseeable future. However, the determination of whether Enstar Group Limited is a PFIC is made annually, and is based on the activities, income and assets of Enstar Group Limited and our subsidiaries, all of which are subject to change.

Accordingly, no assurance can be given that Enstar Group Limited will not become a PFIC in the future. If Enstar Group Limited were classified as a PFIC in any year, a U.S. Holder of Preference Shares would be subject to significant adverse U.S. federal income tax consequences arising out of its ownership and sale or disposition of the Preference Shares, including that dividends would not be eligible for preferential tax rates and that gain on a sale or disposition would be subject to additional taxes and interest. U.S. Holders should consult their own tax advisors with respect to how the PFIC rules could affect the ownership and disposition of Preference Shares.
Required Disclosure with Respect to Foreign Financial Assets. Certain U.S. Holders are required to report information relating to an interest in Preference Shares, subject to certain exceptions (including an exception for Preference Shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in Preference Shares. U.S. Holders should consult their own tax advisers regarding information reporting requirements relating to their ownership of Preference Shares.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code generally impose a 30% withholding tax regime with respect to (i) certain U.S. source income (including interest and dividends) and gross proceeds from any sale or other disposition (after December 31, 2018) of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) “passthru payments” (generally, withholdable payments and payments that are attributable to withholdable payments) made by foreign financial institutions (“FFIs”). As a general matter, FATCA was designed to require U.S. persons’ direct and indirect ownership of certain non-U.S. accounts and non-U.S. entities to be reported to the IRS. The application of the FATCA withholding rules were phased in beginning June 30, 2014, with withholding on foreign passthru payments made by FFIs taking effect no earlier than January 1, 2019.
The Bermuda government has signed a “Model 2” intergovernmental agreement with the United States to implement FATCA (the “IGA”). If we are treated as an FFI for the purposes of FATCA, under the IGA, we will be directed to “register” with the IRS and enabled to comply with the requirements of FATCA, including due diligence, reporting and withholding. Among these requirements, we will be required to provide information regarding our U.S. direct or indirect owners and to comply with other reporting, verification, due diligence and other procedures. Assuming registration and compliance pursuant to the IGA, an FFI would be treated as FATCA compliant and not subject to withholding. An FFI that satisfies the eligibility, information reporting and other requirements of the IGA generally is not subject to the regular FATCA reporting and withholding obligations discussed below.
Under the IGA, a foreign insurance company (or foreign holding company of an insurance company) that issues or is obligated to make payments with respect to a cash value or annuity contract is an FFI. Insurance companies that issue only property casualty insurance contracts, or that issue only life insurance contracts lacking cash value (or that provide for limited cash value) generally would not be considered FFIs under the IGA. However, a holding company may be treated as an FFI if it is formed in connection with or availed of by a collective investment vehicle, mutual fund, exchange traded fund, hedge fund, venture capital fund, leveraged buyout fund or any similar investment vehicle established with an investment strategy of investing, reinvesting or trading in financial assets. Moreover, a company may be treated as an FFI if its gross income is primarily attributable to investing, reinvesting or trading in financial assets and the entity is managed by an FFI, or the entity functions or holds itself out as an investment vehicle established with an investment strategy of investing, reinvesting or trading in financial assets. There can be no certainty as to whether we will be treated as a FFI under FATCA.

UNDERWRITING (CONFLICTS OF INTEREST)
Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and HSBC Securities (USA) Inc. are acting as representatives of the underwriters in this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of depositary shares set forth opposite its name below.

Underwriter	Number of Depositary Shares
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
HSBC Securities (USA) Inc.

Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of the depositary shares are purchased, other than shares subject to the underwriters’ option to purchase additional shares. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have granted to the underwriters an option to purchase from us up to an aggregate of additional depositary shares at the public offering price, less the underwriting discount payable by us, from time to time in whole or in part from the date of this prospectus supplement, provided that the delivery of such additional depositary shares against payment therefor may not occur after June 29, 2018. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional depositary shares as the number of depositary shares listed next to the underwriter’s name in the preceding table bears to the total number of depositary shares listed next to the names of all underwriters in the preceding table.
The representatives have advised us that the underwriters propose initially to offer the depositary shares at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not to exceed $ per share sold to retail accounts and $ per share sold to institutional accounts. The underwriters may allow, and such dealers may reallow, a concession on sales to other dealers not to exceed $ per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the business day following the date of the pricing of the depositary shares (“T + ”). Under Rule 15c6‑1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares on the date of pricing or the next succeeding business days will be required, by virtue of the fact that the depositary shares initially will settle in T + , to specify alternative settlement arrangements to prevent a failed settlement.
Enstar Group Limited has agreed that for a period of 30 days from the date of this prospectus supplement, Enstar will not, without the prior written consent of the representatives, dispose of or hedge any of its preference shares or any securities convertible into or exchangeable for its preference shares. The representatives, in their sole discretion, may release Enstar from this lock-up agreement at any time without notice.
We estimate that our expenses, not including the underwriting discount, in connection with this offering will be approximately $     million.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to those liabilities.
The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the depositary shares and the Preference Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the underwriting discount that Enstar is to pay to the underwriters in connection with this offering, assuming that the allocation between retail and institutional investors is as set forth on the cover page of this prospectus supplement. The underwriting discount will be $ per depositary share with respect to depositary shares sold to certain institutions and $ per depositary share with respect to shares sold to retail investors. Therefore, to the extent sales to institutional investors are greater than the allocation on the cover page of this prospectus supplement, the actual total underwriting discount will be less than the amounts shown in the table below and the actual total net proceeds to us will be greater than the amounts described in this prospectus supplement.

	No Exercise	Full Exercise(1)
Per share	$	$
Total	$	$
_____

(1)
Reflects full exercise of the underwriters’ option to purchase additional shares and assumes the sale of all such additional shares to retail investors for which the underwriters would receive an underwriting discount of $      per depositary share.

New Issue of Shares
The depositary shares are a new issue of securities with no established trading market. We have applied to have the depositary shares listed on NASDAQ under the symbol “ESGRP.” We expect that, if the application is approved, trading of the depositary shares on NASDAQ will commence within a 30-day period after initial delivery of the depositary shares. We have been advised by the underwriters that they intend to make a market for the depositary shares after this offering is completed as permitted by applicable laws and regulations. However, they are under no obligation to do so and may cease any market-making at any time, in their sole discretion and without any notice. We cannot assure the liquidity of the trading market for the depositary shares or that an active trading market for the depositary shares will develop. If an active trading market for the depositary shares does not develop, the market price and liquidity of the depositary shares may be adversely affected. If the depositary shares are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our financial performance or prospects, general economic conditions and other factors.
Price Stabilization and Short Positions
The underwriters may engage in over-allotment and stabilizing transactions or purchases and passive market-making for the purpose of pegging, fixing or maintaining the price of the depositary shares in accordance with Regulation M under the Exchange Act:

•
Over-allotment involves sales by the underwriters of depositary shares in excess of the number of depositary shares the underwriters are obligated to purchase, which creates a short position. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked short sales” are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. A naked short position can only be closed out by buying depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering; and

•
Stabilizing transactions permit bids to purchase the depositary shares so long as the stabilizing bids do not exceed a specified maximum. These stabilizing transactions may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Conflicts of Interest
An affiliate of Barclays Capital Inc. is a lender under our revolving credit facility. An affiliate of Wells Fargo Securities, LLC is the lender under our three-year, $75.0 million unsecured term loan. Accordingly, affiliates of these underwriters will receive a portion of the net proceeds from this offering through the repayment of borrowings under these facilities.
As a result of the repayment of borrowings under these facilities, these underwriters (together with their affiliates and associated persons) may receive 5% or more of the net proceeds from this offering, not including underwriting compensation, and would thereby be deemed to have a “conflict of interest” under FINRA Rule 5121. Therefore, this offering is being conducted pursuant to the requirements of that rule. J.P. Morgan Securities LLC has agreed to act as qualified independent underwriter for this offering and will not receive any additional fees for serving in that capacity. We have agreed to indemnify J.P. Morgan Securities LLC for certain liabilities, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121(c), any underwriter that has a conflict of interest pursuant to FINRA Rule 5121 will not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the customer.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, certain of the underwriters and their respective affiliates have directly or indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. The underwriters and their respective affiliates may in the future provide similar services to us. They have received, or may in the future receive, customary fees and commissions for these transactions. HSBC Securities (USA) Inc. has provided financial advisory services to us in connection with our evaluation of certain regulatory capital matters.
As described above under “—Conflicts of Interest,” an affiliate of Barclays Capital Inc. is a lender under our revolving credit facility. An affiliate of Wells Fargo Securities, LLC is the lender under our three-year, $75.0 million unsecured term loan.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the EEA
In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of depositary shares which are the subject of this offering may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of depositary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of depositary shares. Accordingly any person making or intending to make an offer in that Relevant Member State of depositary shares which are the subject of this offering may only do so in circumstances in which no obligation arises for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor any underwriter has authorized, nor does any of them authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for the company or any underwriter to publish a prospectus for such offer.
Additionally, the depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.
For the purposes of the above provisions, the expression “offer of depositary shares to the public” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, each underwriter (a) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada
The depositary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong

The depositary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

LEGAL MATTERS
Certain legal matters relating to the depositary shares and the Preference Shares will be passed upon for us as to Bermuda law by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and as to U.S. law by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus supplement, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the depositary shares or the Preference Shares.
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus supplement is legally deemed to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement and the documents listed below. We incorporate the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018;

•	our Current Reports on Form 8-K, filed with the SEC on January 4, 2018, February 8, 2018, May 17, 2018 and June 18, 2018; and

•
all future documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities being offered under this prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary

PROSPECTUS

Enstar Group Limited
ENSTAR GROUP LIMITED
Ordinary Shares, Preference Shares, Depositary Shares, Debt Securities, Purchase Contracts and Units, Warrants, and Units
We may from time to time offer and sell:

•	ordinary shares;

•	preference shares;

•	depositary shares representing ordinary shares or preference shares;

•	senior or subordinated debt securities;

•	purchase contracts and units;

•	warrants to purchase ordinary shares, preference shares or debt securities; and

•	units, which may consist of any combination of the securities listed above.
We may sell any combination of these securities in one or more offerings.
The specific terms of the securities and public offering prices will be provided in one or more supplements to this prospectus, which must accompany this prospectus. We urge you to carefully read this prospectus and any applicable accompanying prospectus supplement, together with the documents we incorporate by reference herein and therein.
We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be described in the accompanying prospectus supplement.
Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ESGR.”

Investing in these securities involves certain risks. You should carefully consider the risk factors on page 2 of this prospectus and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.
None of the U.S. Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

i

The date of this prospectus is October 10, 2017
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The terms “Enstar,” “we,” “us,” “our,” the “Company” or similar references refer to Enstar Group Limited and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The term “securities” refers to any securities that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of those documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information about our Company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

ii

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been, or will be, filed and included or incorporated by reference in the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our ordinary shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq).
The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

iii

THE COMPANY
Enstar is a multi-faceted insurance group that offers innovative capital release solutions and specialty underwriting capabilities through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Our core focus is acquiring and managing insurance and reinsurance companies and portfolios of insurance and reinsurance business in run-off. Since the formation of our Bermuda-based holding company in 2001, we have completed over 75 acquisitions or portfolio transfers.
Our primary corporate objective is to grow our fully diluted book value per share. This is driven primarily by growth in our net earnings, which is in turn driven in large part by successfully completing new acquisitions, effectively managing companies and portfolios of business that we have acquired, and executing our active underwriting strategies.
Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward looking statements include, but are not limited to, the following:

•	risks associated with implementing our business strategies and initiatives;

•	risks that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;

•	the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;

•	risks relating to the availability and collectability of our reinsurance;

•
changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;

•
the risk that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;

•	losses due to foreign currency exchange rate fluctuations;

•	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

•	emerging claim and coverage issues;

•	lengthy and unpredictable litigation affecting assessment of losses and/or coverage issues;

•	loss of key personnel;

•	the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;

•	our ability to comply with covenants in our debt agreements;

•	changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;

•	operational risks, including system, data security or human failures and external hazards;

•
risks relating to our acquisitions, including our ability to continue to grow, successfully price acquisitions, evaluate opportunities, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;

•
risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition and disposition agreements, which could affect our ability to complete acquisitions;

•
risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade or withdrawal, cyclicality of demand and pricing in the insurance and reinsurance markets;

•	our ability to implement our strategies relating to our active underwriting businesses;

•
risks relating to our life and annuities business, including mortality and morbidity rates, lapse rates, the performance of assets to support the insured liabilities, and the risk of catastrophic events;

•
risks relating to our investments in life settlements contracts, including that actual experience may differ from our assumptions regarding longevity, cost projections, and risk of non-payment from the insurance carrier;

•	risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;

•	risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;

•	tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;

•
changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;

•	changes in Bermuda law or regulation or the political stability of Bermuda; and

•	changes in accounting policies or practices.
The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below. We undertake no obligation to publicly update or review any forward looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.
RISK FACTORS
Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes, including, but not limited to, funding for acquisitions, working capital and other business opportunities. Until we use the net proceeds in the manner described above, we may temporarily use them to make cash and short duration fixed maturity investments.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth our historical ratio of earnings to fixed charges and preferred dividends for the periods indicated.

	Six Months Ended June 30, 2017	Fiscal Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	10.5x	13.0x	11.2x	13.9x	17.3x	21.8x
Ratio of earnings to combined fixed charges and preferred dividends(1)	10.5x	13.0x	11.2x	13.9x	17.3x	21.8x

(1) Data from certain prior years has been reclassified to reflect the results of Pavonia Holdings (US) Inc. as discontinued operations. See “Note 5—Held-For-Sale Business” in the notes to our consolidated financial statements included within Item 8 of our Annual Report incorporated by reference into this prospectus supplement.
Earnings consist of pre-tax earnings from continuing operations before adjustment for noncontrolling interest and income from equity investees, plus fixed charges, plus distributed income of equity investees, minus noncontrolling interest pre-tax earnings of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense and an estimate of the interest component of the rent expense. There were no dividends paid on outstanding preference shares during the periods shown.

GENERAL DESCRIPTION OF THE SECURITIES
We may from time to time offer under this prospectus, separately or together:

•	ordinary shares;

•	preference shares;

•	depositary shares representing ordinary shares or preference shares;

•	senior or subordinated debt securities;

•	purchase contracts and units;

•	warrants to purchase ordinary shares, preference shares or debt securities;

•	and units, which may consist of any combination of the securities listed above
DESCRIPTION OF SHARE CAPITAL
Overview
Our authorized share capital consists of: (i) 90,000,000 ordinary shares, par value $1.00 per share, (ii) 21,000,000 non-voting convertible ordinary shares, par value $1.00 per share, and (iii) 45,000,000 preference shares, par value $1.00 per share. As of October 9, 2017, there were (1) 16,423,883 ordinary shares issued outstanding, (2) 2,599,672 Series C non-voting convertible ordinary shares issued and outstanding, (3) 404,771 Series E non-voting convertible ordinary shares issued and outstanding and (4) 388,571 Series C participating non-voting perpetual preferred shares issued and held in treasury.
All issued and outstanding shares are fully paid and nonassessable. Authorized but unissued preference shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of our board of directors without the approval of our shareholders, with such rights, preferences and limitations as the board may determine. The number of ordinary shares, non-voting convertible ordinary shares, and preference shares outstanding from time to time is reported in our annual and quarterly filings with the SEC.
The following description of our share capital and the provisions of our memorandum of association, fourth amended and restated bye-laws and certificate of designations relating to the Series C preferred shares are only summaries of their material terms and the provisions relating to our share capital and are qualified by reference to the complete text of the memorandum of association, bye-laws and certificate of designations relating to the Series C preferred shares, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. For information on how to obtain copies of the memorandum of association, bye-laws or other exhibits, see “Where You Can Find More Information.”
Ordinary Shares
Holders of our ordinary shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the limitation on voting rights described below, holders of our ordinary shares are entitled to one vote per share on all matters submitted to a vote of shareholders.
Most matters to be approved by our shareholders require approval by a simple majority vote, subject to the limitation described below in “-Limitation on Voting Power of Shares.” Under the Bermuda Companies Act of 1981 (the “Companies Act”), the holders of at least 75% of our shares voting in person or by proxy at a meeting (including non-voting shares) generally must approve an amalgamation or merger with another company. In addition, the Companies Act provides that a resolution to remove our auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of our shareholders. The quorum for any meeting of our shareholders is two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of our total issued voting shares.
Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. In accordance with the Companies Act, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.

In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably on a pari passu basis with the non-voting convertible ordinary shares and any participating shares in the surplus of our assets, if any, remaining after the payment of all its debts and liabilities and the liquidation preference of any outstanding preference shares. Holders of ordinary shares are entitled to such dividends as our board of directors may from time to time declare on a pari passu basis with the non-voting convertible ordinary shares.
Non-Voting Convertible Ordinary Shares
Holders of our non-voting convertible ordinary shares have no pre-emptive, redemption or sinking fund rights and are generally entitled to enjoy all of the rights attaching to ordinary shares, but are not entitled to vote other than in certain limited situations, including the approval of an amalgamation or merger (see “-Ordinary Shares”).
Non-voting convertible ordinary shares are divided into five series: Series A, B, C, D, and E. As of October 10, 2017, only Series C and E were outstanding. The Series A shares were canceled in an internal reorganization in 2016. The Series C shares were originally issued in connection with investment transactions in 2011. The Series C shares: (i) have all of the economic rights (including dividend rights) attaching to voting ordinary shares but are non-voting except in certain limited circumstances; (ii) may only vote on certain limited matters that would constitute a variation of class rights and as required under Bermuda law, provided that the aggregate voting power of the Series C shares with respect to any merger, consolidation or amalgamation will not exceed 0.01% of the aggregate voting power of our issued share capital; and (iii) require the registered holders’ written consent in order to vary the rights of the shares in a significant and adverse manner.
Each Series C share and Series E share shall be automatically converted into one ordinary share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of our ordinary shares or our non-voting convertible ordinary shares after the date of the adoption of our bye-laws, only upon the transfer by the registered holder of such non-voting convertible ordinary share, whether or not for value, to a third party in a Widely Dispersed Offering. As used herein, “Widely Dispersed Offering” means (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting shares of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting shares of the Company without any transfer from the holder.
The Series B and Series D shares were created in connection with investment transactions in 2011, but no shares in these series are issued and outstanding.
Holders of the Series C shares have the right to convert such shares, on a share-for-share basis, subject to certain adjustments, into Series D shares at their option. There is no economic difference in Series B, C or D shares, but there are slight differences in the conversion rights and the limited voting rights of each series. The Series E shares have substantially the same rights as the Series C shares, except that (i) they are convertible only into voting ordinary shares and (ii) they may only vote as required under Bermuda law. The Series E shares include all other non-voting convertible ordinary shares authorized under our bye-laws but not classified as Series A, B, C or D non-voting convertible ordinary shares.
Preference Shares
Series C preference shares
As of October 10, 2017, the only series of preference shares outstanding was the Series C Participating Non-Voting Perpetual Preferred Stock (“Series C Preferred Shares”), all of which are held by one of our wholly-owned subsidiaries. Except as described below, the Series C Preferred Shares, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank pari passu with our ordinary voting and non-voting shares, and rank senior to each of our other classes or series of share capital, unless the terms of any such class or series shall expressly provide otherwise.
Series C Preferred Shares (i) upon liquidation, dissolution or winding up of the Company, entitle their holders to a preference over holders of our ordinary voting and non-voting shares of an amount equal to $0.001 per share with respect to the surplus assets of the Company and (ii) are non-voting except in certain limited circumstances. Dividends will be paid on the Series C Preferred Shares when, as and if declared on our ordinary voting and non-voting shares in an amount equal to the dividend paid on our ordinary voting and non-voting shares, multiplied by the applicable participation rate. The participation rate is initially set at ten (10), which is generally reflective of the reduction in the number of Series C Preferred Shares issued in exchange for the previously outstanding Series A non-voting convertible ordinary shares. The Series C Preferred Shares are not entitled to dividends or distributions that are related to certain entities in which the Company owns an interest.

Future series of preference shares
Pursuant to our bye-laws and Bermuda law, our board of directors by resolution may establish one or more additional series of preference shares having such number of shares, designations, relative voting rights, dividend rates, redemption or repurchase rights, conversion rights, liquidation and other rights, preferences, powers, and limitations as may be fixed by our board of directors without any further shareholder approval, which, if any such preference shares are issued, will include restrictions on voting and transfer intended to avoid having the Company constitute a “controlled foreign corporation” for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The issuance of preference shares could also adversely affect the voting power of the holders of our ordinary shares, deny our shareholders the receipt of a premium on their ordinary shares or non-voting convertible ordinary shares at the end of a tender or other offer for such shares and have a depressive effect on the market price of such shares.
Change of Control and Related Provisions of Our Memorandum of Association and Bye-Laws
A number of provisions in our memorandum of association and bye-laws and under Bermuda law may make it more difficult to acquire control of the Company. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by our board of directors but which individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then current market prices. As a result, those of our shareholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of our ordinary shares and our non-voting convertible ordinary shares. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors;

•	discourage some types of transactions that may involve an actual or threatened change in control of the Company;

•	discourage certain tactics that may be used in proxy fights;

•	ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of the Company and our shareholders; and

•	encourage persons seeking to acquire control of the Company to consult first with our board to negotiate the terms of any proposed business combination or offer.
Limitation on Voting Power of Shares
Holders of our non-voting convertible ordinary shares and Series C Preferred Shares are generally not entitled to vote. Except as provided below, each ordinary share has one vote in connection with matters presented to our shareholders. However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the “controlled shares” (as defined below) of a “U.S. Person” (as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or the ordinary shares held by a “Direct Foreign Shareholder Group” (as defined below) would constitute 9.5% or more of the votes conferred by the issued ordinary shares, the voting rights exercisable by a shareholder with respect to such shares shall be limited so that no U.S. Person or Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our ordinary shares. The votes that could be cast by a shareholder but for these restrictions will be effectively allocated to our other shareholders pro rata based on the voting power held by such shareholders, provided that no allocation of any such voting rights may cause a U.S. Person or Direct Foreign Shareholder Group to exceed the 9.5% limitation as a result of such allocation.
In addition, our board of directors may limit a shareholder’s voting rights where the board deems it necessary to do so to avoid non-de minimis adverse tax, legal or regulatory consequences. “Controlled shares” includes, among other things, all ordinary shares that a U.S. Person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A “Direct Foreign Shareholder Group” includes a shareholder or group of commonly controlled shareholders that are not United States persons.
We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated pursuant to our bye-laws. If a shareholder fails to respond to a request from the Company for information or submits incomplete or inaccurate information in response to such a request, we may, in our sole discretion, eliminate such shareholder’s voting rights.

Under these provisions, certain shareholders may have the right to exercise their voting rights limited to less than one vote per share, while other shareholders may have the right to exercise their voting rights effectively increased to more than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of certain shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership.
These provisions may discourage those who would otherwise seek to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests. To the extent these provisions discourage takeover attempts, they may deprive shareholders of opportunities to realize takeover premiums for their shares or may depress the market price of the shares.
Restrictions on Transfer
Pursuant to our bye-laws, our board of directors may decline to register a transfer of any of our ordinary shares under certain circumstances, including if it has reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its shareholders may occur as a result of such transfer. Further, our bye-laws provide the Company with the option to repurchase, or to assign to a third party the right to purchase, the minimum number of ordinary shares necessary to eliminate any such non-de minimis adverse tax, regulatory or legal consequence. The price to be paid for such shares will be the fair market value of such shares. In addition, our board of directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States, or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
Although we believe that the precise form of the restrictions on transfer contained in our bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.  The restrictions on transfer may also have the effect of delaying, deferring or preventing a change in control.
Unissued Shares
Ordinary Shares and Non-Voting Convertible Ordinary Shares
Our authorized and unissued ordinary shares and non-voting convertible ordinary shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Preference Shares
Our memorandum of association and bye-laws grant our board of directors the authority, without any further vote or action by our shareholders, to issue preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of the shares constituting any series. The existence of authorized but unissued preference shares could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue preference shares to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for our ordinary shares at a premium over the market price of our ordinary shares, and may adversely affect the market price of, and the voting and other rights of the holders of, our ordinary shares.
Classified Board of Directors, Vacancies and Removal of Directors
Our bye-laws provide that our board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our shareholders may remove directors only for cause, and the notice of a meeting of the shareholders convened for the purpose of removing a director is required to contain a statement of the intention to do so and be served on such director not less than fourteen days before the meeting and at such meeting the director is entitled to be heard on the motion for such director’s removal. Vacancies (including a vacancy created by increasing the size of the board) in our board of directors may be filled by the shareholders at the meeting at which a director is removed or, in the absence of such election or appointment, by a majority of our directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our bye-laws provide that the number of directors will be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than five directors or more than such maximum number of directors, not exceeding fifteen directors, as the board may from time to time determine. A majority of the board is required to consist of directors who are not residents of the United Kingdom or Switzerland. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.
Other Bye-Law Provisions
The following provisions are a summary of some of the other important provisions of our bye-laws.
Our bye-laws provide certain aspects concerning corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares that are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and its winding-up.
Our bye-laws may only be amended by both a resolution of our board of directors and a resolution of our shareholders.
Our bye-laws provide that if any matters regarding the appointment, removal or remuneration of directors of our subsidiaries are required to be submitted to a vote of such subsidiaries’ shareholders, those matters to be voted upon are required also to be submitted to our shareholders, and the shareholders of such subsidiaries are required to vote the subsidiaries’ shares in accordance with and in proportion to the vote of our shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares representing proportional fractional interests in ordinary shares or preference shares that will be evidenced by depositary receipts. We will deposit the underlying ordinary shares or preference shares with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement.
Dividends and Other Distributions
Unless otherwise specified in the applicable prospectus supplement, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited ordinary shares or preference shares, including any additional amounts as described in the applicable prospectus supplement, to the record holders of depositary shares relating to the underlying ordinary shares or preference shares in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited ordinary shares or preference shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Redemption of Depositary Shares
Whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing ordinary shares or preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or in such other manner as we may determine to be fair and equitable.
Voting Deposited Ordinary Shares or Preference Shares
Because each depositary share will represent a fractional interest in an ordinary share or preference share, holders of depositary receipts will be entitled to a fraction of a vote per deposited ordinary share or preference share under the circumstances in which holders of such deposited ordinary shares or preference shares are entitled to a vote.
When the depositary receives notice of any meeting at which the holders of any deposited ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the ordinary shares or preference shares, may instruct the depositary to vote the amount of the ordinary shares or preference shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the ordinary shares or preference shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the ordinary shares or preference shares, it will not vote the amount of the ordinary shares or preference shares represented by such depositary shares.
Preemptive and Conversion Rights
Unless otherwise specified in an applicable prospectus supplement, the holders of the depositary shares do not have any preemptive or conversion rights.
Amendment and Termination of the Deposit Agreement
We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.
The Deposit Agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•
there has been made a final distribution in respect of the ordinary shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.

Fees, Charges and Expenses
Unless otherwise specified in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the ordinary shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited ordinary shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.
Resignation and Removal of Depositary
Unless otherwise specified in the applicable prospectus supplement, the depositary may resign at any time by delivering a written notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.
Miscellaneous
Unless otherwise specified in the applicable prospectus supplement, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited ordinary shares or preference shares unless satisfactory indemnity is furnished.
DESCRIPTION OF DEBT SECURITIES
We may offer debt securities from time to time, in one or more series, under this prospectus and one or more prospectus supplements. We will issue any senior debt securities pursuant to a senior debt indenture dated as of March 10, 2017, between Enstar Group Limited and The Bank of New York Mellon, as trustee, which we have filed as an exhibit to the registration statement of which this prospectus is a part. In addition, we may issue subordinated debt securities pursuant to a subordinated debt indenture with a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. We have filed the form of subordinated debt indenture as an exhibit to the registration statement of which this prospectus is a part. The senior indenture and the form of subordinated debt indenture are collectively referred to in this section as the “indentures.”
This section summarizes the material provisions of the indentures and the debt securities. However, because it is a summary, it does not describe every aspect of the indentures or the debt securities, and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures. See “Where You Can Find More Information” for information on how to obtain a copy of the indentures.
The following description sets forth certain general terms and provisions of the debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.
The senior debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future senior and unsecured, unsubordinated indebtedness. The senior debt securities will rank senior to our subordinated indebtedness, if any. The subordinated debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future subordinated and unsecured indebtedness and will be subordinated in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to our senior indebtedness. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.
Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our related subsidiary. Any claims of the Company as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by us.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to us. In addition, insurance companies, including some of our direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity and further restrict the amount of dividends and other distributions that may be paid to us. The rights of our creditors (including the holders of our debt securities) to participate in distributions on shares owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
For purposes of this “Description of Debt Securities” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries unless we specify or the context clearly indicates otherwise.
Terms and Conditions of the Series of Debt Securities
The indentures do not limit the amount of debt securities that we may incur. We may issue as many distinct series of debt securities under the indentures as we wish. Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.
We will provide a prospectus supplement to accompany this prospectus for each series of debt securities that we offer. In the prospectus supplement, we will describe the terms and conditions of the series of debt securities that we are offering, which may vary from the terms described in this prospectus and may include some or all of the following:

•
the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•
the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•
the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium and any interest on the debt securities will be payable;

•	whether the securities are convertible or exchangeable for other securities issued by us, and if so, the terms and conditions upon which the securities are so convertible or exchangeable;

•
any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•
whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•
any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•
whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;

•	any proposed listing of the debt securities on a securities exchange;

•
any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee of the indenture;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•
any other specific terms of the debt securities, including any modifications to the events of default or covenants applicable to the debt securities and any other terms which may be required by or advisable (as determined by the Company) under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and material Bermuda tax considerations.
In the case of any debt securities that are redeemable at our option, we will not redeem such debt securities if we are, or if after giving effect to such redemption, would be, in breach of the group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed on us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978 of Bermuda and related regulations or any successor legislation or then-applicable law.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Consolidation, Merger, Amalgamation and Sale of Assets
Unless we inform you otherwise in a prospectus supplement, we will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of our properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:

•
we are the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the Organization for Economic Cooperation and Development and expressly assumes our obligations on the securities and under the indenture;

•
immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing; and

•	we have fulfilled certain other requirements under the indenture.
Limitation on Liens on Stock of Significant Subsidiaries
Unless otherwise specified in the applicable prospectus supplement, with respect to senior debt securities, we may not, nor may we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary, unless we provide, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the senior debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.
The term “indebtedness” means, with respect to any person:

•
the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

•	all capitalized lease obligations of such person;

•
all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•
all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

•
all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

•
all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of value of such property or assets or the amount of the obligation so secured; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Events Of Default
Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the indenture with respect to a series of debt securities:

•
a default in payment of principal or any premium, if any, when due and payable; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•
a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•
a failure to observe or perform any of our other obligations under the debt securities or the indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;

•
with respect to senior debt securities, a default under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $75,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under an indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.
An event of default will be deemed waived at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:

•
we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and

•	all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the applicable indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.
The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.
The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•
the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity reasonably satisfactory to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request and offer of indemnity; and

•	no direction inconsistent with such request has been given to the trustee by the holders of a majority in principal amount of the outstanding debt securities.
The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
Unless we otherwise describe in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without a withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the debt securities is made (a “taxing jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;
(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4) any withholding or deduction imposed on or in respect of any notes pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(5) any combination of items (1), (2), (3) and (4).
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security.
We will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the debt securities, the indentures, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indentures and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.
Redemption for Tax Purposes
Unless we otherwise describe in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to the Company, or a decision rendered by a court of competent jurisdiction in any taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the indentures and debt securities as set forth below and as provided in the applicable indenture. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the applicable indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the applicable indenture relating to the debt securities.
If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets” and “Limitation on Liens on Stock of Significant Subsidiaries.” We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.
We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Modification of the Indenture
Changes Not Requiring Holder Approval. The indentures provide that we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants or other provisions that protect holders of debt securities;

•
cure any ambiguity or inconsistency in the indentures, or between either indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indentures, provided that such correction does not materially and adversely affect the holders of the debt securities;

•	establish forms or terms for debt securities of any series permitted by the applicable indenture;

•	evidence a successor trustee’s acceptance of appointment; or

•	make any other change that does not materially and adversely affect the holders of debt securities.
Changes Requiring a Majority Vote. The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the applicable indenture, voting as one class, to change, in any manner, the applicable indenture and the rights of the holders of debt securities issued under such indenture, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute a suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.
Subordination Under the Subordinated Debt Indenture
The subordinated debt indenture provides that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, to all of our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	evidenced by notes, debentures, bonds or similar instruments;

•	under capital leases

•	for obligations issued or assumed as the deferred purchase provide of property, conditional sale obligations and obligations under any title retention agreement;

•	for obligations for reimbursement for any letter of credit, banker’s acceptance or similar transaction; and

•	for certain obligations of others and that we directly or indirectly either assume or guarantee.
Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above. For the avoidance of doubt, senior indebtedness also includes any senior debt securities. Senior indebtedness does not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities.
The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur. The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•
that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in a prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of our ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and our bye-laws.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; or

•	be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar, the trustee or any other agent of Enstar or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Governing Law; Waiver of Jury Trial
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. The indentures provide that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indentures, the debt securities or any transaction contemplated thereby.
Regarding the Trustee
We and certain of our subsidiaries have in the past and may from time to time in the future utilize the commercial banking, custodial and/or other investment-related services regularly offered by the Bank of New York Mellon or its affiliates in the ordinary course of business, and we may have similar relationships with the trustee named in the subordinated debt indenture.
DESCRIPTION OF PURCHASE CONTRACTS AND UNITS
We may issue purchase contracts or purchase units. The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of any of our securities.
Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of our securities. The price of our securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.
The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit, special considerations applicable to the purchase contracts and purchase units, and, if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the purchase contracts and units will be governed by New York law.

DESCRIPTION OF WARRANTS
We may issue warrants independently or together with other securities and may attach warrants to those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.
Warrants
The applicable prospectus supplement will describe the terms of the warrants we offer, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	provisions for changes to or adjustments in the exercise price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•
the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the warrants;

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.
Exercise of Warrants
Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise. Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the principal amount or number of securities being offered.
No holder of a warrant will, as such, have any rights of a holder of the securities purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of purchase contracts, purchase units, warrants, depositary shares, debt securities, ordinary shares or preference shares. The applicable prospectus supplement will describe:

(1)	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2)	a description of the terms of any unit agreement governing the units;

(3)	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

(4)	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

PLAN OF DISTRIBUTION
We may sell our securities on a continuous or delayed basis in any one or more of the following ways from time to time:

•	through agents;

•	through dealers;

•	in market transactions, including transactions on a national securities exchange (e.g., Nasdaq) or a quotations service or an over-the-counter market (including through an “at-the-market” offering);

•	to or through underwriters;

•	directly to purchasers; or

•	through a combination of any of these methods or any other legally available means.
The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the securities offered;

•	the place and time of delivery of the securities;

•	the name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten or purchased by them;

•	the public offering price of the securities;

•	the applicable agent’s commission, dealer’s purchase price or underwriter’s discount; and

•	any exchange on which the securities being offered will be listed, if applicable.
Any offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.
Brokers or dealers may be utilized in the sale of the securities in and may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:

•	transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Underwriters, agents, dealers and others that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions.
Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on Nasdaq, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
Agents, underwriters, dealers and their affiliates may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.
We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and certain legal matters with respect to U.S. law will be passed upon for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and the related financial statement schedules of Enstar Group Limited and subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2016 have been incorporated in this prospectus by reference in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our securities.
We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 27, 2017;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, filed with the SEC on May 8, 2014, and June 30, 2017, filed with the SEC on August 3, 2017;

•	Our Current Reports on Form 8-K, filed with the SEC on February 21, 2017, February 27, 2017, March 10, 2017, March 24, 2017, March 31, 2017, May 22, 2017 and June 19, 2017;

•	The information from our definitive proxy statement filed on April 28, 2017 specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•
The description of our share capital contained in Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on June 17, 2016, including any amendment thereto or report filed for the purpose of updating such description; and

•
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS AND OTHER MATTERS
We are a Bermuda exempted company. In addition, some of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. However, we may be served with process in the U.S. with respect to actions against us arising out of or in connection with violations of U.S. securities laws relating to offers and sales of the securities made hereby by serving Enstar (US) Inc., 411 Fifth Avenue, Floor 5, New York, NY 10016, our U.S. agent. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Enstar Group Limited

     Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series D
PROSPECTUS SUPPLEMENT

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Joint Bookrunners
Wells Fargo Securities            Morgan Stanley
J.P. Morgan             Barclays             HSBC

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